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                               AGREEMENT FOR SALE
                             AND PURCHASE OF SHARES




                                     Parties




                                   G J MCNABB




                       BROCKER INVESTMENTS (N.Z.) LIMITED




                           BROCKER INVESTMENTS LIMITED







                        Relating to Microchannel Limited




                                 LOWNDES JORDAN
                             BARRISTERS & SOLICITORS

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                                     E-409
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Agreement for Sale and Purchase of Shares


AGREEMENT dated                    1998

PARTIES

1.     GARY JOHN MCNABB of Auckland, Company Director (Vendor)

2.     BROCKER INVESTMENTS (N.Z.) LIMITED at Auckland, (Purchaser).

3. BROCKER INVESTMENTS LIMITED a company listed on the Toronto Stock Exchange (BKI).

INTRODUCTION

A. The Vendor is the holder of the Shares together with all rights attaching to the Shares.

B. The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the Shares for the Consideration and upon the terms and conditions contained in this Agreement.

TERMS

1.     Interpretation

1.1 Defined Terms: In this Agreement the following terms shall have the meanings specified:

       Accounting Date                  31 March  1999.

       Associated  Person               the meaning  given in section  0D7(1) of
                                        the Income Tax Act 1994.

       Business Day                     a day (other  than a Saturday or Sunday)
                                        on which registered banks are open for business in Auckland.

       Business Records                 all   books   of   account,    Financial
                                        Statements,    records,   files,   data,
                                        databases,    certificates    or   other
                                        evidence   of   title  to   assets   and
                                        information howsoever recorded or stored relating to or required for the business of the Company or pertaining to its affairs.

       Cashflow the meaning ascribed to that term in the Escrow Agreement.

       Charge includes option, right to acquire, lien, pledge, mortgagee, assignment, charge, security interest,



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Agreement for Sale and Purchase of Shares

                                        bailment,   or  encumbrance  or  adverse
                                        interest of any nature  whether legal or
                                        equitable  and no matter how arising but
                                        excluding  claims of  suppliers of goods
                                        subject to retention of title provisions
                                        supplied   in  the   normal   course  of
                                        business.

       Company Microchannel Limited, a company incorporated under the Companies Act
                                        1993  under   No.AK/676642   having  its
                                        registered office at Auckland and having its capital divided into 1,000 ordinary shares and a total paid up capital of $100,000.

       Completion                       completion  by the  parties  of the sale
                                        and purchase of the Shares as provided in clause 5.

       Completion Date                  the actual date of Completion  being the
                                        later  of  7  days  after  the  date  of
                                        calculation   of  the  Net  Asset  Value
                                        pursuant to clause 2.3 or 7 days after the date the conditions referred to in clause 9 have been satisfied or waived by the party entitled to waive the same
                                        (whichever is the later) or such other date as may be agreed upon by the parties.

       Consideration                    the  sum   calculated   by   applying  a
                                        multiple of 4 to the actual audited NPAT of the Company for the Year ending on the Accounting Date calculated on the basis that an allowance is made for income tax at the rate of 33% subject to adjustment as provided in clauses 2.4 and 3.4.

       Constitution                     the Constitution of the Company.

       Costs includes any and all costs (on a solicitor and own client basis), expenses, damages, penalties, interest, compensation, and awards.

       Disclosure Letter                the  letter   from  the  Vendor  to  the
                                        Purchaser     disclosing     information
                                        pursuant to clause 8 and Schedule 2.

       Earn Out Period                  the   Years    ending on   31 March 2000
                                        and 2001.

       Earn Out Sum                     the   Consideration  less the  Net Asset
                                        Value.

       Escrow                           the Escrow Agreement in the form annexed
       Agreement                        as Annexure 3 to be entered into by BKI,
                                        the Vendor and the Trustee.

       Exchange Rate                    the average between the WestpacTrust buy
                                        and sell rates for the exchange of $NZ to $CAD, at the close of business on the date specified in this Agreement or


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Agreement for Sale and Purchase of Shares

                                        where a date is not specified, on the last Business Day prior to the date of the relevant transaction.

       Financial                        each  and  every  part of the  financial
       Statements                       statements  of the  Company for the Year
                                        which ended on the Last Accounting Date.

       GAAP Generally accepted accounting principles adopted in New Zealand.

       GST Goods and Services Tax levied under the GST Act.

       GST Act                          Goods and Services Tax Act 1985.

       Intellectual                     all intellectual  property necessary for
       Property                         the  Company  to carry out the  projects
                                        described  in the Company  budgets to be
                                        prepared  pursuant  to  clause  6.1  and
                                        includes all  confidential  information,
                                        trade   secrets,   drawings,    designs,
                                        techniques,    programmes,    processes,
                                        logos,  copyrights,   trade  or  service
                                        marks, patents,  registered designs, and
                                        other  information and rights capable of
                                        being  protected  under New  Zealand  or
                                        other  laws  relating  to   intellectual
                                        property  no  matter  how   recorded  or
                                        stored and any applications for same.

       Interest Rate                    the  cost  of  funds  rate  for  the BKI
                                        Group.

       Last Accounting                  31 March 1998
       Date

       Net Asset Value                  the  net  tangible  asset  value  of the
                                        Company determined in accordance with clause 2.4.

       NPAT                             the  net   profit   after   income   tax
                                        calculated in accordance with GAAP less:

                                        (a)    the cost of any funds advanced to
                                               the  Company  by  the   Purchaser
                                               calculated  at  the  WestpacTrust
                                               Indicator  Lending  Rate  plus  a
                                               standard   commercial   overdraft
                                               margin; and

                                        (b)    any  management  fees  charged to
                                               the Company by the  Purchaser  in
                                               accordance with clause 6.2.

       Penalty Rate                     the WestpacTrust  Indicator Lending Rate
                                        plus 8%.

       Premises                         the  premises  at  206  Symonds  Street,
                                        Auckland.

       Proceedings                      includes proceedings,  claims,  demands,
                                        actions,    conferences,     mediations,
                                        conciliations,              compromises,
                                        arbitrations,    hearings   or   appeals
                                        arising out of,


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Agreement for Sale and Purchase of Shares

                                        preliminary to or in connection with any dispute or alleged dispute.

       Related company                  a related company as defined  sections 5
                                        to 8 of the Companies Act 1993.

       Shares all of the existing issued shares in the capital of the Company being acquired by the Purchaser pursuant to this Agreement.

       Statutory Books                  the  Company's  Constitution,   and  its
                                        Certificate of Incorporation, Directors'
                                        and Members'  minute  book,  Register of
                                        Members,   Register  of  Directors   and
                                        Secretaries,     Interests     Register,
                                        Register  of Charges  and Seal  Register
                                        (if any).

       Strike Price                     in  respect  of  the  BKI  shares  to be
                                        issued pursuant to this Agreement is the last sale price for BKI shares on the Toronto Stock Exchange on the relevant dates specified in clause 3.

       Subsidiary                       a subsidiary as defined in sections 5 to
                                        8 of the Companies Act 1993.

       Taxation all forms of taxation (including without limitation capital gains tax, income tax, surtax, estate duty, stamp duty, rates, (GST, PAYE, withholding tax, provisional tax, duties, customs and other import or export duties and all other statutory, fiscal, central or local government or municipal impositions, duties and levies) and all re-assessments, penalties, Charges,
                                        Costs  and  interest  relating  to  such
                                        taxation    for     non-compliance    or
                                        otherwise.

       Trustee Montreal Trust or such other trustee approved by the Toronto Stock Exchange to hold BKI shares pursuant to the Escrow Agreement.

       Warranties                       the  representations,   warranties,  and
                                        undertakings  of the  Vendor  set out in
                                        Schedule 1.

       Year                             a  financial  year  from 1  April  to 31
                                        March in the next year.



1.2 General Interpretation: In the interpretation of this Agreement, unless the context otherwise requires:

       1.2.1 References to the parties include their respective executors, administrators, successors and permitted assigns;


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Agreement for Sale and Purchase of Shares

       1.2.2  Words in the singular shall include the plural and vice versa;

       1.2.3  Words importing one gender shall include the other genders;

       1.2.4 Any obligation not to do anything includes an obligation not to suffer, permit or cause that thing to be done;

       1.2.5 Headings have been inserted for convenience only and shall not affect the construction of this Agreement;

       1.2.6 Reference to a statute includes all statutes amending, consolidating or replacing the statute referred to and includes all subsidiary or delegated legislation or exercises of authority under such statute or legislation;

       1.2.7 References to clauses, schedules and annexures shall be construed as references to cite same in this Agreement;

       1.2.8  References to money are references to New Zealand currency.

1.3 Joint and Several: All covenants expressed or implied shall bind all persons executing this Agreement and any two or greater number of them jointly and each of them severally.

1.4 Time of the Essence: Time shall be of the essence of this Agreement both as to dates and periods.

1.5 Precedence of Documents: If there is any conflict between the provisions of this Agreement and the Escrow Agreement the provisions of this Agreement shall prevail.

2.     Agreement for Sale and Purchase

2.1 Sale and Purchase: The Vendor agrees to sell and the Purchaser agrees to purchase the Shares for the Consideration.

2.2 Accrual Rules: The Consideration is the lowest price the parties would have agreed upon at the date of this Agreement for the sale and purchase of the Shares and is consequently the core acquisition price pursuant to
       Section 0B1(c) of the Income Tax Act 1994.

2.3 Audit and Due Diligence: The Purchaser shall, at its cost, appoint KPMG to conduct an audit and due diligence investigation. KPMG shall, if required by the Purchaser, audit the Financial Statements and the financial statements for the Company for the Year ending on the Accounting Date and each Year of the Earn Out Period. Such audit shall be conducted by KPMG adopting GAAP which shall be applied consistently over the various audit periods.

2.4 Calculation of Consideration: KPMG shall calculate the Net Asset Value and the


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Agreement for Sale and Purchase of Shares

       Consideration in accordance with GAAP. The Vendor shall be provided with a copy of the KPMG calculations and a period of 10 days following receipt of such calculations to review and make submissions on the mode of calculation. Following expiry of such period, if no objection is raised by the Vendors, the KPMG calculations shall be deemed to have been accepted and shall be binding on the parties

3.     Consideration and Payment

3.1 Satisfaction of Consideration: The Consideration Shall be paid or satisfied by the Purchaser as follows:

       3.1.1  Net  Asset  Value:   The  Net  Asset  Value  shall  be  paid  upon
              Completion; and

       3.1.2 Earn Out Sum: The Earn Out Sum (subject to adjustment as provided in clauses 2.4 and 3.4) shall be paid during the Earn Out Period;

       in each case in the manner provided in clauses 3.2 and 3.3. by way of the issue and allotment to the Vendor free from all Charges of fully paid ordinary shares in the capital of BKI. Such shares shall rank in all respects pari passu with the existing ordinary shares in the capital of BKI.

3.2 Issue of Shares: BKI shall issue the shares pursuant to clause 3.1 as follows:

       3.2.1  Issue: BKI shares shall be issued in two tranches.

       3.2.2 Net Asset Value: The first tranche (NAV Shares) shall be issued on completion of the calculation of the Net Asset Value by KPMG pursuant to clause 2.4 in numbers which have a value (based on the Strike Price converted to $NZ at the Exchange Rate as at the Last Accounting Date) equal to the Net Asset Value.

       3.2.3 Earn Out Shares: The second tranche (Earn Out Shares) shall be Issued on completion of the calculation of the Earn Out Sum pursuant to clause 2.4 in numbers which have a value (based on the Strike Price converted to $NZ at the Exchange Rate as at the Accounting Date) equal to the Earn Out Sum.

       3.2.4 Trust: The NAV Shares and the Earn Out Shares shall initially be issued to the Trustee to be held in escrow pursuant to the Escrow Agreement and subject to the escrow and earn out conditions specified in clause 3.3 and in the Escrow Agreement.

3.3    Escrow and Earn Out Provisions:

       3.3.1 NAV Shares: The NAV Shares shall be held by the Trustee and released to the Vendor on 31 March 1999.

       3.3.2 Earn Out Shares: The Earn Out Shares shall be held by the Trustee subject


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Agreement for Sale and Purchase of Shares

              to the following conditions:

              (a) The Earn Out Shares shall only be released to the Vendor if the Company produces sufficient cumulative Cashflow during the Earn Out Period.

              (b) The Earn Out Shares shall be released to the Vendor in 2 tranches no later than 30 June 2000 and 2001 respectively (Release Dates).

       3.3.3 Value: The Earn Out Shares to be released on each of the Release Dates shall not exceed in value (based on the Strike Price converted to $NZ at the Exchange Rate as at the Accounting Date) the Cashflow of the Company for the Year which ended immediately prior to the relevant Release Date.

3.4    Adjustment of Acquisition Price:

       3.4.1 Calculation: The Earn Out Sum shall be reduced on the basis of a $NZ 1.00 reduction for each $NZ 1.00 by which the cumulative Cashflow of the Company over the Earn Out Period falls short of the Earn Out Sum.

       3.4.2 Final Calculation: Prior to 31 December 2000 there shall be a final calculation of the Earn Out Sum based on the cumulative Cashflow for Earn Out Period.

       3.4.3 Adjustment: The Earn Out Sum and the Consideration shall then be adjusted accordingly. Any Earn Out Shares which are not required to be released to the Vendor following such final calculation shall be cancelled.

       3.4.4 Termination of Escrow: If the Company fails to achieve its budgeted Cashflow during the year ending on the Accounting Date or at any time during the Earn Out Period then the Purchaser shall have the right as at the Accounting Date and at 6 monthly intervals after that date by providing written notice to the Vendor to terminate the escrow arrangements and cancel any shares held in escrow. In such case the value of the BKI shares released before such termination shall be accepted by the Vendor in lieu of the Earn Out Sum and the Consideration shall be adjusted accordingly.

3.5 Dividends on Earn Out Shares: Any dividends declared or bonus or rights entitlements issued in respect of Earn Out Shares held in escrow pursuant to clauses 3.2 or 3.3 shall be issued to and held in trust by the Trustee. Any dividends declared or entitlements in respect of shares which are released to the Vendor shall be paid or applied to the Vendor when the shares are released. Any dividends or entitlements in respect of BKI shares which are cancelled will be forfeited to BKI on the date of cancellation.

4.     Parties' Obligations on or before Completion

4.1    Vendor's Obligations: On or before Completion the Vendor shall:


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Agreement for Sale and Purchase of Shares

       4.1.1 Disclosure: Deliver to the Purchaser prior to the time of execution of this Agreement the Disclosure Letter signed by the Vendor.

       4.1.2 Release of Liability to Associated Persons: Procure that the Company is released unconditionally from all liability and obligations whatsoever (whether actual or contingent) to the Vendor or any Associated Persons of the Vendor. If such release is not or cannot properly be provided on or before Completion then the Vendor will indemnify the Company and the Purchaser from and against all Costs and Proceedings in respect of such liability and obligations. Liabilities and obligations incurred in respect of normal trade purchases or transactions on usual commercial terms for payment and performance shall not be required to be so released;

       4.1.3 Access to Premises and Business: Ensure that the Purchaser and its representatives have full access to the Premises, the Statutory Books and the Business Records from the date of this Agreement and will be given promptly all information they may reasonably require concerning the business or affairs of the Company;

       4.1.4 Filing of Satisfactions of Charges: File memoranda of satisfaction with the Registrar of Companies, the High Court Chattels Register or the Land Transfer Office or the Motor Vehicles Security Register (as appropriate) in respect of all Charges registered against the property of the Company.

       4.1.5 Service Agreement: Procure the execution by the Company of employment contracts with Chris Kirkness and such other members of the Company's staff as may be selected by the Vendor in a form acceptable to the Purchaser.

       4.1.6 Personal Assets: Procure that all assets owned by the Company but principally employed for the personal use of the Vendor are sold and removed from the Company asset register by the Completion Date.

       4.1.7 Consultation: Consult with the Purchaser in relation to all matters which materially affect the Company or its operations including items of capital expenditure and general expenses totalling more than $5,000 or falling outside the ordinary course of business of the Company.

       4.1.8 Constitution: Procure the adoption of a new Constitution by the Company which has been approved by the Purchaser.

4.2 Purchaser's Obligations: The Purchaser shall use best endeavours to obtain a release of the Vendor of all personal liabilities which may arise after Completion in relation to personal guarantees (as specified in Item 2 of Schedule 3) provided by him in respect of obligations of the Company. Should any such releases not be procured then the Purchaser shall indemnify the Vendor in respect of all Costs and Proceedings which arise in relation to his personal guarantees for acts or omissions of the Company after Completion.


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5.     Completion

5.1 Initial Settlement: Completion shall take place on the Completion Date at the offices of the Purchasers' solicitors Lowndes Jordan at 2.15 p.m. or at such other time or place as the parties shall agree at which time the Purchaser shall be entitled to the possession of the business conducted by the Company and the Vendor will hand to the Purchaser:

       5.1.1 Share Transfers: Transfers of the Shares to the Purchaser and/or its nominee duly executed by the Vendor in registrable form;

       5.1.2 Share Certificates: The share certificates (if any) for the Shares or if none have been issued a statutory declaration by an officer of the Company to such effect;

       5.1.3 Pre-emptive Rights Waivers: A waiver signed by all the Vendor whereby he waives all rights of pre-emption conferred on him by the Constitution or otherwise in respect of the transfer of all or any of the Shares;

       5.1.4 Directors' Resolutions: Evidence of the passing of effective resolutions of the Directors of the Company to register the transfer of the Shares into the name of the Purchaser and/or its nominee in the Register of Members of the Company in respect of the Shares.

       5.1.5 Shareholders' Resolutions: Evidence of the passing of effective shareholders' resolutions appointing Michael Ridgway and Richard Justice as directors of the Company in addition to the Vendor and adopting a Constitution for the Company pursuant to clause 4.1.8.

       5.1.6 Releases of Charges over Shares: Unconditional releases of any Charges over any of the Shares;

       5.1.7 Company Records: The Statutory Books and the Business Records of the Company;

       5.1.8 Pre-conditions: Evidence satisfactory to the Purchaser that the Vendor has fulfilled his obligations under clause 4.

6.     Post Settlement Obligations

6.1 Budgets: Chris Kirkham and the Company's management team shall produce a profit and loss budget for the Years ending on 31 March 1999 and for each subsequent Year. Such budget shall be agreed with the Purchaser before being adopted.

6.2 Management: The Purchaser shall if required by the Company, provide management services to the Company. Such services shall be undertaken only in respect of work which would otherwise be undertaken by outside contractors or in-


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       house and charged at commercial rates

6.3 Vendor's Role: The Purchaser shall ensure that the Vendor remains as a director and as a cheque signatory for the Company for the duration of the Emit Out Period provided that he remains legally and commercially competent to perform such functions.

7.     Default

7.1 Default by Vendor: Without prejudice to clause 9, if the Vendor has not fully complied with the provisions of clauses 4 or 5 on Completion, the Purchaser may (in addition to and without prejudice to all other rights or remedies available to the Purchaser under this Agreement or otherwise) at the Purchaser's option:

       7.1.1  Rescind: Rescind this Agreement; or

       7.1.2 Completion: Effect Completion so far as practicable having regard to the defaults which have occurred (without releasing the Vendor from liability to comply as soon as possible with the Vendor's obligations under clauses 4 and 5).

7.2    Default by Purchaser:  If from any cause whatsoever except default of the
       Vendor:

       7.2.1 Interest: Any portion of the Consideration is not paid upon the due date for payment the Purchaser shall pay to the Vendor interest calculated at the Interest Rate on the portion of the Consideration so unpaid from the due date for payment until payment.

       7.2.2 Other Action: The Purchaser and/or BKI shall be in default under this Agreement then the Vendor may:

              (a)    Sue the Purchaser for specific performance; or

              (b)    Cancel this agreement and sue the Purchaser for damages.

8.     Warranties

8.1 Vendor's Warranties: The Vendor warrants and undertakes to the Purchaser in terms of the Warranties that:

       8.1.1  Investigations  not to affect  Warranties:  Except as disclosed in
              Schedule 2 and/or the Disclosure Letter, the Warranties shall not be modified, qualified or discharged or in any way affected by any investigation made by the Purchaser into the affairs of the
              Company:

       8.1.2 Separate and Independent: Each of the Warranties shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other of the Warranties or any other provision of this


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              Agreement.

8.2 Reliance on Warranties: The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance (among other things) on the Warranties.

8.3 Vendor's Covenants: The Vendor warrants, represents and undertakes to the Purchaser and also as a separate covenant to the Company:

       8.3.1 Indemnity: That he will keep the Purchaser and the Company fully indemnified against all and any depletion in or reduction in the value of the Shares or any of the assets of the Company and all Proceedings and Costs reasonably suffered or incurred by the Purchaser or the Company as a result of or in relation to any breach or non-fulfilment of any of the Warranties and all Costs incurred in making, defending or compromising any Proceedings in relation to facts or matters which are a breach or non-fulfilment; and

       8.3.2 No Representations Made: That no promise or representation has been made to them in connection with any of the Warranties or the Disclosure Letter in respect of which the Company or any of the directors or employees of the Company might be liable; and

       8.3.3 No Breach of Warranties Prior to Completion: That the Vendor will, so far as he is able, procure that (except only as may be necessary to give effect to this Agreement) neither he nor the Company shall do, allow or procure any act or omission before
              Completion   which  would  constitute  a  breach  of  any  of  the
              Warranties if they were given at any time prior to or on Completion or which would make any of the Warranties inaccurate or misleading if they were so given; and

       8.3.4 Disclosure of Change in Circumstances: The Vendor will forthwith disclose in writing to the Purchaser any matter or thing which may arise or become known to any of them after the date of this Agreement and prior to Completion which:

              (a) is inconsistent with any of the Warranties or which might render any of them inaccurate or misleading when given at Completion; or

              (b) might be material to be known by a purchaser for value of the Shares;

              (c) might have a material adverse effect on the value of the Shares or any of the assets of the Company.

8.4 Warranty Limitations: Notwithstanding any other provisions of this Agreement, the warranties are made and given subject to the provisions of
       Schedule 2.

8.5    Purchaser Warranties to Vendor:

       8.5.1 Purchaser's Power: The Purchaser has the legal right and power to enter


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              into this Agreement and purchase the Shares from the Vendor.

       8.5.2 BKI's Power: BKI has the legal right and power to enter into this Agreement and the Escrow Agreement.

       8.5.3 Authorisation: The execution, delivery and performance of this Agreement and the Escrow Agreement have been duly authorised by all necessary corporate action and each of them is valid, binding and enforceable against the Purchaser and BKI respectively.

9.     Rights of Rescission

9.1 Rescission for Breach: Without prejudice to clause 7, if on or prior to Completion it should be found that:

       9.1.1 Unfulfilled Obligations: Any obligation of the Vendor contained in this Agreement is or will on Completion be unfulfilled; or

       9.1.2 Breach of Warranties: Any Warranty is or may at Completion be inaccurate or misleading;

       then the Purchaser may, without prejudice to any other rights available to it under clause 9.2 of this Agreement, by notice in writing to the Vendor, rescind this Agreement.

9.2 Effect of Rescission: Rescission of this Agreement under clause 9.1 shall not extinguish any right of the Purchaser to damages or compensation.

9.3    Rescission for Matters other than Default: If on or prior to Completion:

       9.3.1 Destruction of Assets: Any asset of the Company shall be destroyed or damaged to an extent which in the opinion of the Purchaser materially and adversely affects the Company or the carrying on of the business of the Company; or

       9.3.2 Material Adverse Change: Any other event shall occur which affects or is likely to affect adversely to a material degree the Company or the financial position, business, assets or profitability of the Company or the value of the Shares to the Purchaser, the Purchaser shall be entitled by notice in writing to the Vendor to rescind this Agreement, but the occurrence of such an event shall not give rise to any right to damages or compensation except where the Vendor have failed to give notice of such event as required by clause 8.2.4.

10.    Conditions

10.1   This Agreement is conditional upon:


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       10.1.1 Purchaser's Due Diligence:  The Purchaser being satisfied with its due diligence investigation into the affairs of the Company.

       10.1.2 Asset Lessor's Consent: Consent being given by the lessor of any assets leased by or on hire or conditional purchase to the Company to the transfer of the Shares to the Purchaser where the failure to obtain such consent might constitute an event of default under such lease or hire or conditional purchase agreement; and

       10.1.3 Government or Regulatory Consents: Consent being given by any Canadian government or regulatory body whose consent is required to enable Completion of this Agreement; and

       10.1.4 Material Contractors' Consent: Consent being given by the other party or parties to any agreement under which the Company enjoys any material benefit where without such consent such agreement might be terminated, which agreements include without limitation those specified in Item 1, Schedule 4; and

       10.1.5 Landlord's Consent: The lessor of the Premises consenting to the transfer of the Shares to the Purchaser; and

       10.1.6 Stock  Exchange  Approval:  The  approval  of  the  Toronto  Stock
              Exchange.

       10.1.7 Board Approval: The approval of the board of directors of the Purchaser and of BKI.

10.2 Fulfilment of Conditions: Each of the parties shall do all acts and things reasonably necessary to procure the fulfilment of the conditions set out in clause 10.1

10.3   Failure of Conditions: Should

       10.3.1 Not Satisfied: Any of the conditions set out in clause 10.1 not be fulfilled or waived (as the case may be) by the Completion Date or such later date as may be agreed by the parties; or

       10.3.2 Unreasonable Conditions: Any consent or approval required in terms of the conditions set out in clause 10.1 be granted on terms not reasonably acceptable to any affected party;

       then:

       10.3.3 Agreement Voidable: This Agreement shall be voidable by notice in writing and upon issue of such notice this Agreement shall then be at an end and the parties shall not have any further rights or obligations except that the Vendor will repay any deposit or part payment of the Consideration.

11.    Non Competition


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11.1   Non-Competition:  In  consideration  of the Purchaser  entering into this
       Agreement and as a condition precedent the Vendor acknowledges that the value of the Consideration is dependent upon and the Purchaser has agreed to pay the Consideration on the basis that the Vendor will not carry on a business the same as or in substantial competition with that at present carried on by the Company being the distribution of Computer Associate's micro range of products, including Accounting ACCPAC, development tools and productivity products and PC applications (Business) in opposition to
       the  Company  after   Completion  for  the  period  specified  below  and
       accordingly the Vendor covenants and agrees with the Purchaser that:

       11.1.1 Business: He will not during a period of 1 year from the later of the date of termination of the Earn Out Period or the date of termination of his Service Agreement with the Company provided for in clause 4.1.5 at any place in New Zealand or the South Pacific be directly or indirectly engaged or connected or interested in a Business either on his own account or as a partner with or as an employee of any other person or as a shareholder, director, officer, consultant, adviser or employee of any person or directly or indirectly assist financially any such Business except:

              (a) as a servant of the Company, the Purchaser or a Subsidiary of the Purchaser; or

              (b)    with the prior written consent of the Purchaser; or

              (c) as holder of not more than 5% of the shares in the capital of any public company if and only so long as such shares are listed on any official stock exchange; and

       11.1.2 Orders: He will not on his own account or for any person, enterprise, firm, trust, joint venture or syndicate solicit orders for such Business otherwise than for the benefit of the Company from any person, firm or company who at the Completion Date was or had previously been a customer of the Company; and

       11.1.3 Employees: He will not on his own account or for any person, enterprise, firm, trust, joint venture or syndicate entice or attempt to entice away from the Company or the Purchaser any employee of the Company or of the Purchaser or of any Subsidiary of the Purchaser.

11.2 Provisions With respect to Covenants: Each of the covenants contained in clause 11.1 shall:

       11.2.1 Separate and Severable: Be separate and severable and to the extent that any such provision is unenforceable by reason of its period, scope or area being held by a court of competent jurisdiction to be unreasonable, then such provision shall be limited to the maximum period, scope or area which such court considers reasonable and shall be enforceable on those terms;

       11.2.2 Benefit of Purchaser and Assigns: Be given for the benefit of and be


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              enforceable  by the Purchaser and the  Purchaser's  Successors and
              assigns.

12.    First Right of Refusal

12.1 Right to Purchase: Should the Purchaser or BKI at any time after settlement determine tat the Company and/or its assets are no longer required within the BKI group, then the Purchaser shall procure that the Vendor is provided with the first right to purchase the Company and/or its assets as follows:

       12.1.1 Price: The purchase price shall be the fair market value. Such purchase price shall not be higher than the price at which the Company and/or the Purchaser is prepared to sell to a third party.

       12.1.2 Exercise of Right: The Purchaser or BKI shall give notice to the Vendor of the desire to sell, the price and terms and conditions of sale and the Vendor shall have a period of 30 days in which to advise in writing whether they wish to exercise the right to purchase.

       12.1.3 Sale to Other Party: If the Vendor does not give notice within the time provided in clause 12.1.2 then the Purchaser or BKI shall be free to sell to a third party but shall not offer to a third party a more favourable price or other terms and conditions without first offering those terms to the Vendor as provided in clause 12.1.2.

       12.1.4 Post Settlement: If such right is exercised by the Vendor then with effect from settlement of the purchase all restrictions imposed by clause 11 shall be terminated and any remaining shares held in escrow pursuant to clause 3.3 shall be released to the Vendor.

13.    Arbitration

13.1 Submission: If any dispute or difference shall arise between any of the parties in any way arising out of or in connection with this Agreement such dispute or difference shall be referred to the arbitration pursuant to the Arbitration Act 1996.

14.    General

14.1 Non-Merger: The warranties, indemnities, representations and undertakings set out in this Agreement shall notwithstanding any rule of law to the contrary not merge in the instruments of transfer executed pursuant to this Agreement but shall remain in full force and effect and enforceable to the fullest extent.

14.2 No Announcement: The parties agree that (except as may be required by law or by the requirements of the Toronto Stock Exchange) they will not make any announcement or disclosures as to the subject matter of this Agreement except in a form and manner and at such time as all parties may agree.

14.3 Notices: Any notice to be given pursuant to this Agreement shall be given in


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       accordance  wit and subject to the  following  provisions  of this clause
       13.3:

       14.3.1 In Writing: Notices shall be in writing

       14.3.2 Delivery: Without prejudice to any other sufficient mode of delivery, a notice may be sent by hand, prepaid post, telex or facsimile to the address or number (in the case of telex or facsimile) of the intended recipient last advised to the sender in accordance with this clause. The initial addresses and numbers of the parties are:

              Vendor     c/o Simpson Grierson

              Barristers and Solicitors
              Private Bag 92518
              Wellesley Street
              AUCKLAND 1
              Facsimile: 307 0331

              Purchaser  4 Bond Street

              Grey Lynn
              AUCKLAND
              Facsimile: 376 7891

       14.3.3 Notice by Hand: Subject to clause 14.3.6, a notice delivered by hand shall be received on delivery;

       14.3.4 Notice by Post: Subject to clause 14.3.6, a notice sent by prepaid post shall be deemed to be received 3 days alter being posted;

       14.3.5 Notice by Telex or Facsimile: Subject to clause 14.3.6, a notice sent by telex or facsimile shall be deemed to be received at the time of transmission where a transmission report or answerback code produced by the sender's machine indicates successful transmission;

       14.3.6 Receipt Outside Business Hours: Any notice received or deemed to be received pursuant to clauses 14.3.3, 14.3.4 or 14.3.5 after
              5.00 p.m. (recipient's time) on a Business Day in the recipient's city or on a day which is not a Business Day in the recipient's city shall be deemed to be received at 9.00 a.m.. (recipient's time) on the next Business Day in the recipient's city;

14.4 Proof of Delivery: In proving delivery of a notice, it shall be sufficient:

       14.4.1 By Hand: In the case of a notice by hand, to provide evidence that the notice was delivered to the address of the recipient and no acknowledgement from the recipient shall be necessary;

       14.4.2 By Post: In the case of a notice by post, to provide evidence that the notice


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              was correctly addressed and posted in a prepaid envelope;

       14.4.3 By Telex or Facsimile: In the case of a notice by telex or facsimile, to provide the transmission report produced by the sender's machine showing a successful transmission to the correct number of the recipient and to have telephoned the recipient to confirm receipt of a legible copy of such notice.

14.5 Applicable Law and Jurisdiction: This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Zealand and the parties irrevocably submit to the exclusive jurisdiction of the New Zealand courts.

14.6 Further Assurance: The parties will do all things including without limitation the execution of documents as shall be necessary to give full effect to this Agreement.

14.7 Entire Agreement: This Agreement including all schedules, annexures and exhibits to it, and any documents incorporated by express reference forms the entire agreement between the parties relating to its subject matter and supersedes all prior agreements and understandings between the parties with, respect to that subject matter. If there is any conflict between the terms of this document and any

14.8 Variation: This Agreement may only be varied by an express written agreement executed by all the parties or by persons duly authorised in writing on their respective behalf.

14.9 Costs: Each party shall bear their own costs of and incidental to the preparation, Completion and implementation of this Agreement. If either party elects not to proceed with this Agreement prior to completion then all professional fees incurred by both parties in relation to this Agreement and the transactions associated with this Agreement shall be borne by the party so withdrawing.

14.10 Waiver: No failure to exercise and no delay in exercising on the part of any party any right under this Agreement shall operate as a waiver of that right. No single or partial exercise of any right shall preclude any other or further exercise of such right or the exercise of any other right. Any such waiver unless otherwise expressly agreed in writing, shall only apply in respect of the particular circumstances for which it is given.

14.11 Counterparts: This Agreement may be signed in any number of counterparts, all of which when taken together constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart. The parties will cooperate to circulate all counterparts to each other for the purposes of having all counterparts executed by all parties as soon as practicable following Completion.

15.    Execution:

15.1 Facsimile Copy: The execution of a facsimile copy of this Agreement and its transmission by facsimile to all of the parties or their solicitors shall be sufficient to constitute a legal contract and satisfy the requirements of section 2 of the Contracts


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                                     E-426
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       Enforcement Act 1956.

15.2 Original Copy: If any party requires the original signed facsimile copy shall be delivered to that party within 5 Business Days of request being made. If the original is not delivered any party which accepts a facsimile copy may in any proceeding produce the facsimile copy. In such case no party may object to such copy being produced as an original and all parties shall be deemed to have waived any law of evidence or other requirement that an original be produced as evidence of the existence or contents of the original.

15.3 Parties Bound: Each party shall only become bound by this Agreement when it has been executed by or on behalf of such party.


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EXECUTED by the parties.


SIGNED for BROCKER)        ) Signature  /s/ [ILLEGIBLE]
INVESTMENTS (NZ) LIMITED   )            ---------------------------------------
by:                        ) Name
                           )            ---------------------------------------
                                                       Officer


                           ) Signature  /s/ RICHARD JUSTICE
                           )            ---------------------------------------
                           ) Name       RICHARD JUSTICE
                           )            ---------------------------------------
                                                       Director



SIGNED for BROCKER)        ) Signature  /s/ [ILLEGIBLE]
INVESTMENTS LIMITED        )            ---------------------------------------
by:                        ) Name
                           )            ---------------------------------------
                                                       Officer


                           ) Signature  /s/ RICHARD JUSTICE
                           )            ---------------------------------------
                           ) Name       RICHARD JUSTICE
                           )            ---------------------------------------
                                                       Director



SIGNED for GARY JOHN       ) Signature  /s/ GARY JOHN MCNABB
MCNABB                     )            ---------------------------------------



in the presence of:

Witness           ) /s/ G.C. JORDAN
                    ---------------------------------------

Witness Name      ) G.C. Jordan
                    ---------------------------------------

Witness Address   ) Auckland
                    ---------------------------------------

Occupation        ) Solicitor
                    ---------------------------------------


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                                   SCHEDULE 2

                             Warranties (clause 7.1)

1.     General

1.1 Disclosure Letter: All information contained or referred to in the Disclosure Letter is true complete and accurate in all respects. The Vendor is not aware of any other fact or matter which renders or might upon its disclosure render any such information misleading.

1.2 Agreement: The provisions of the recitals to this Agreement, clause 1.1 of this Agreement and all information contained in the Schedules and Annexures to this Agreement are complete and correct in all respects.

1.3 Information Supplied: To the best of the knowledge of the Vendor all information contained in any written documentation or communication supplied by or on behalf the Vendor to the Purchaser in the course of the Purchaser's due diligence investigation or in discussions or negotiations leading to the signing of this Agreement, including advice, answers to questions, information, books and papers given or shown to the Purchaser and/or any of its employees or representatives by or on behalf of the Vendor is accurate and not misleading in its context whether by omission or otherwise. The Vendor is not aware of any fact or matter not disclosed to the Purchaser which renders any such information untrue, incorrect or misleading.

1.4 All Necessary Disclosures Made: All the facts and circumstances relating to the Shares and to the assets, business and affairs of the Company material for disclosure to an intending purchaser of the Shares have been fully and fairly disclosed to the Purchaser or its advisers. Any such material facts arising prior to Completion will forthwith be disclosed in writing to the Purchaser or its advisers,

1.5 Constitution: The Constitution of the Company to be handed to the Purchaser will be an accurate copy or an original, if available, of the document in force at Completion and will have annexed a copy of every resolution required to be annexed by the Companies Act 1993.

2.     Shares

2.1 Shares: The Shares constitute the whole of the issued and allotted share capital of the Company. They arc and will be on Completion held by the Vendor in the Vendor's own right.

2.2 Encumbrances: There is not any and will not at Completion be any Charge on, over or affecting the Shares. There is no agreement or commitment to give or create any such Charge and no demand has been made by any person claiming to be entitled to any such Charge.

2.3 No Subsidiaries: The Company never has had and does not have and will not prior


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       to Completion  without the prior written consent of the Purchaser  create or acquire any Subsidiary or any shares in any other company.

2.4 No Increase in Capital: The Company has not since the Last Accounting Date and will not pending Completion increase its share capital or subdivide, amalgamate, or consolidate the Shares or any of them.

2.5    No Decrease in Capital: The Company has not at any time:

       2.5.1 Repaid or agreed to repay or redeem or buy back or repurchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class of its share capital

       2.5.2  Amalgamated or agreed to amalgamate with any other company.

2.6    No Related Companies: The Company has no Related Companies

2.7 No Change of Capital Structure or Name: The Vendor will not permit to be passed before Completion any resolution by the Company:

       2.7.1  Altering its share capital;

       2.7.2  Altering the rights or obligations attaching to any of the Shares:

       2.7.3  Changing its name;

       2.7.4  Altering its Constitution.

3.     Records

3.1 Books of Account: All the Business Records and Statutory Books are in the Company's possession or under its control and have been fully and correctly completed and will pending Completion continue to be so completed.

       There are and will pending Completion be no material inaccuracies or discrepancies of any kind contained or reflected in any of them. They give and reflect and at Completion will give and reflect a true and fair view of the financial, contractual and trading position of the Company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors, work in progress and stock.

3.2 Retention of Records: The Company holds and will on Completion have in its possession all books of Account and other records which it is bound by law to retain in its possession either indefinitely or for a particular period or periods of time.

4.     Financial Statements:

4.1 True and Fair View: The Financial Statements are complete and accurate and give


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       and reflect and will at Completion  give and reflect a true and fair view of the Company, its activities and its financial status in all respects.

4.2 Comply with Statute: The Financial Statements comply with all applicable requirements of the Companies Act 1993 and the Financial Reporting Act 1993.

4.3 GAAP: The Financial Statements have been prepared in accordance with generally accepted accounting practice as that term is defined in the Financial Reporting Act 1993 and to the extent consistent with such generally accepted accounting practice on a basis consistent with that adopted for preceding accounting periods.

4.4 No Unusual or Extraordinary Items: The Financial Statements are not affected by any unusual extraordinary exceptional or non-recurring items or by any other factor rendering the results set out in the Financial Statements (or any of them) unusually better or worse than they (or any of them) might otherwise be or have been.

4.5    Financial  Position:   The  Financial  Statements  properly  reflect  the
       financial position of the Company as at the Last Accounting Date and of its results for the accounting period ending on that date.

4.6 Full Disclosure: The Financial Statements fully disclose all the assets and liabilities (whether ascertained, contingent, deferred or otherwise and whether or not quantified or disputed) of the Company as at the Last Accounting Date and make full provision and/or reserve for all such liabilities.

4.7 Provisions for Losses: The Financial Statements make full provision for any foreseeable losses which may arise on Completion and/or on realisation of stock and/or on Completion of any existing or proposed contract.

4.8 Provision for Bad Debts: The Financial Statements make adequate provision for all bad and doubtful debts of the Company and for depreciation of the fixed assets of the Company having regard to their original cost and estimated useful life.

4.9 Financial Commitments: The Financial Statements fully disclose all financial commitments in existence as at the Last Accounting Date.

5. Period Between Agreement and Completion: From the Last Accounting Date to Completion::

5.1 Conduct of Business: The Company has carried on and will carry on its business in an efficient normal and proper manner so that the financial standing and position of the Company as at Completion will not have deteriorated materially from that disclosed in the Financial Statements;

5.2 Liabilities: The Company has not incurred and will not incur any liability (whether contingent or otherwise) and has not made any payments except in the normal and ordinary course of business;


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5.3    Disposals:  The Company  has not  disposed of and will not dispose of any material portion of its undertaking or any material part of its fixed assets or any of its goodwill;

5.4 Acquisitions: The Company has not acquired any assets of a capital nature and will not acquire any assets of a capital nature exceeding $5,000 in value without the Purchaser's prior consent;

5.5 Revaluations: The Company has not revalued upwards and will not revalue upwards any of its assets;

5.6 Capital Investments: The Company has not entered into and will not enter into any material capital investment or commitment in excess of $5,000 in aggregate or any major transaction as that term is defined in section 129(2) of the Companies Act 1993;

5.7 Dividends: The Company has not declared, paid or made and will not declare, pay or make any dividend, bonus or similar distribution:

5.8 Insurance: The Company has kept and will keep effectively insured to the full insurable amounts all assets and undertaking of the Company against all normal insurance risks including reasonable loss of profits insurance;

5.9 Terms of Trade: The Company has not made or permitted and will not make or permit any change to any of its product lines or to the terms or conditions of any agency held by the Company or to the selling prices or terms and conditions of sale of any products or services of the Company;

5.10 Turnover: The Company has attained a turnover no less than that for the corresponding period in the previous financial year;

5.11 Deposits: The Company has deposited and will deposit all amounts received by it to the credit of its bank account and such amounts appear in the appropriate books of Account;

5.12 Debts: The Company has paid and will continue to pay all its debts as they fell or fall due.

6. Non-Disclosure of Liabilities: If it is discovered before or after Completion that the Company had a liability at the Completion Date (whether contingently or otherwise) to any person prior to the Completion Date except in the ordinary course of business which liability has not been fully disclosed to the Purchaser, then without prejudice to any other rights of the Purchaser, the Vendor will immediately upon demand by the Purchaser, pay to the Purchaser the amount of each such liability after deducting from each such liability any saving to the Company in Taxation as a result of such liability. For the purposes of this clause:

6.1 The word liability shall include liability for or in respect of Taxation or any re-


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       assessment  of  Taxation  which the  Company  may be  required  to pay in respect of any period prior to the Completion Date and which has not been so fully disclosed and any amount whatsoever (including all Costs in connection therewith) arising out of any occurrence or happening which shall have taken place prior to the Completion Date;

6.2 Provision of any amount by way of note to the Financial Statements shall not be deemed to be provision of that amount in the Financial Statements.

7.     Stock

7.1 Valuation: The methods of valuing stock and work in progress as at the Last Accounting Date (which included a physical stocktaking) were the same as those adopted for the 3 immediately preceding financial years. All redundant and obsolete stock was wholly written off, all slow moving stock was written down appropriately and the value attributed to the remaining stock did not exceed the lower of direct cost or net realisable value.

7.2 Changes to Stock Since Last Accounting Date: The stock on hand at Completion will comprise the stock as at the Last Accounting Date less stock sold and with the addition of stock bought in the ordinary course of business since that date. No stock currently held other than that written off or written down in the Financial Statements or which are service spares, is slow moving, out of date or fashion, redundant or obsolete or which will not realise its book value within 12 months of the Completion Date.

8.     GST

8.1    Registration: The Company is registered for the purposes of the GST Act.

8.2 Not a Member of a Group: The Company has not at any time been a member of a Group or been treated as a member of a Group for GST purposes. No application for it to be so treated has at any time been or pending
       Completion will be made. No act or transaction has been or pending Completion will be effected which will result in the Company being held liable for any GST chargeable against some other company.

8.3 Compliance with GST Act: The Company has complied and pending Completion will comply in all respects with the GST Act legislation.

8.4 Maintenance of Records: The Company has given obtained made and maintained and pending Completion will give, obtain, make and maintain complete correct and up to date invoices, records and other documents appropriate or requisite for the purposes of the GST Act.

8.5 No Arrears: The Company is not and will not pending Completion be in arrears with any payment or returns under the GST Act or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision and where payment is not yet due or receivable has provided for such


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       payment;

8.6 All Supplies Taxable: All supplies made and to be made pending Completion by the Company are taxable supplies and the Company is not and will not pending Completion be denied credit for any input tax.

9.     Taxation

9.1 Returns Made: All forms, notices, elections, computations, payments (including, without limitation, any fines or penalties) and returns which should be made by the Company for any Taxation purpose have and will at Completion have been made and are and will be up-to-date, correct and on a proper basis and none of them is now the subject of any dispute with the Inland Revenue Department or any other Taxation collection agency. In particular the returns in relation to provisional Taxation will not give rise to any assessment, adjustment or set-off (including any claim for interest on unpaid Taxation) by the Inland Revenue Department.

9.2 No Knowledge of Dispute: There is no fact known to the Vendor after making due enquiry which might be the occasion of any dispute with the Inland Revenue Department or any other Taxation collection agency or a claim for Taxation in respect of any period prior to the Completion Date which is not provided for in the financial statements for the Company as at the Last Accounting Date.

9.3 Provision in Financial Statements: Full provision and reserves were made in the Financial Statements in respect of all Taxation liabilities to or for which the Company was at the Last Accounting Date or at any time since may have become or may become liable to be assessed or charged or to pay. Provision of any amount by way of a notice to the Financial Statements shall not be a provision for the purposes of this paragraph.

9.4 No Non-commercial Transactions: The Company has not at any time entered into a transaction or series of transactions containing steps inserted without any commercial or business purpose apart from the obtaining of a Taxation or stamp duty advantage.

9.5 Debtors Recorded Appropriately: All amounts included in the Financial Statements or (in the case of an amount arising after the date of the Financial Statements) in the books of the Company as due from Debtors represent amounts actually invoiced by the Company to such debtors not earlier than 3 months prior to the Last Accounting Date (or in the case of an amount arising after the date of the Financial Statements not earlier than 3 months prior to the date on which it was recorded in the books of the Company). No part of such amounts still outstanding has been released on terms that any debtor pays less than the full book value of its debt or has been written off or has proved to any extent irrecoverable or is now regarded as irrecoverable or has been compromised on any terms.

10.    Loans


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10.1   No Undisclosed  Loans:  The aggregate  amount  appearing in the Financial
       Statements as being outstanding in respect of loans owing by the Company was at the Last Accounting Date the aggregate of all loans or financial accommodation of whatever nature from any source so outstanding.

10.2 Loans Within Corporate Powers: Such aggregate did not (and the amount outstanding in respect of loans owing by the Company does not and will not at Completion) exceed any limitation on the Company's borrowing contained in its Constitution or in any loan offer, facility letter, debenture or other deed or document executed by it or, in the case of borrowings on overdraft, its overdraft facilities.

10.3 Loans from Directors or Shareholders: All amounts outstanding and appearing in the books of the Company as loan accounts or as due to directors or shareholders wholly represent money or money's worth paid or transferred to the Company as the case may be or remuneration accrued due and payable for services rendered and (save for such remuneration) no part thereof has been provided directly or indirectly out of the assets of the Company.

10.4 No Repayments: The Company has not repaid and pending Completion will not repay any loans or other financial accommodation in whole or in part nor has it by reason of any default by it in any of its obligations become bound or liable to be called upon to repay prematurely any loans or borrowed moneys and pending Completion no such default will occur.

11.    Liabilities and Commitments

11.1 No Capital Commitments: Since the Last Accounting Date the Company has not except in the ordinary course of business made any capital expenditure or incurred any capital commitments nor has it disposed of or realised any substantial capital assets or any interest in such assets. The Company has no outstanding capital commitment and pending Completion no capital commitments or disposals of capital assets or land or any estate or interest in such assets or land will be undertaken by the Company without the prior written consent of the Purchaser.

11.2 No Guarantees: The Company is not and will not prior to Completion become a party to any contract of guarantee or indemnity.

11.3 No Material Contracts: The Company has not entered into and will not enter into any material contract (including the granting of options to purchase or Charges over all or any of the Company's assets) except in the normal and ordinary course of business. The Company has not and will not become a party to any unusual, abnormal or onerous contract or agreement whatsoever except as disclosed to the Purchaser or as approved by the Purchaser.

11.4 No Long Term Contracts: The Company is not and will not on Completion be a party to any contract of service or supply which cannot be terminated by not more than 1 month's notice without giving rise to any claim for damages or compensation.


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Agreement for Sale and Purchase of Shares


11.5 No Commitments since Last Accounting Date: The Company has not since the Last Accounting Date been and will not at Completion be a party to any contract, commitment or arrangement of any nature except such as have been entered into in the normal and ordinary course of trading and are capable of being wholly satisfied or performed within 3 months from Completion or of being terminated within such period without cost to the Company.

11.6   No Arrangements: The Company is not and will not on Completion be a party
       to  any  joint  venture,  partnership,   syndicate  or  other  consortium
       arrangement.

11.7 No Agents: No person is authorised to act as agent for the Company or otherwise to bind the Company other than the directors of the Company acting as a board. The Company has not appointed any agents, distributors or managers in respect of any of its products or services in any part of the world.

11.8 No Default under Agreements: The Company is not now, nor pending Completion will it become, in default under any agreement to which it is or may become a party or in respect of any other obligations binding upon it. No event has occurred which would enable any third party to terminate any contract or any benefit enjoyed by the Company.

12     Employees

12.1 Full Disclosure of Terms: Full disclosure in writing of the current rate of remuneration, fees and expenses payable to each officer and employee of or consultant to the Company and the terms of such employment or consultancy (including obligations in respect of any directors' or officers' keyman or indemnity insurance) have been made to the Purchaser in writing. No such officer or employee or consultant has given notice or is under notice of dismissal or termination of employment of any consultancy agreement.

12.2 No Amounts Due: No amounts are due to or in respect of any former officer or employee or consultant and there are no outstanding arrears of salary, wages, fees, holiday pay or other remuneration.

12.3 No Industrial Disputes: The Company is not involved in any industrial or trade dispute or any dispute with any trade union or organisation or body of employees.

12.4 No Changes: No change has been made in the terms of employment or consultancy by the Company of any person who was employed at the Last Accounting Date. Pending Completion the Company will not without the Purchaser's prior written consent engage any new employee or consultant.

12.5 No Other Payments: No moneys other than in respect of remuneration or emoluments of employment or fees are payable to or for the benefit of any director or officer of the Company.

12.6 No Profit Sharing: The Company is not and will not prior to Completion become a



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       party to any agreement with any director, officer, employee or consultant of tbe Company under which any such person is entitled to a share of profits of the Company or to any bonus calculated on profits or to participate in any share incentive scheme or share option scheme or similar arrangement. No pensions, retiring allowances or other benefits are or will be payable by the Company to any director, officer or employee of the Company during such person's employment or consultancy.

12.7 No Schemes: There are not now and will not on Completion be in existence any retirement, death or disability benefit schemes for directors or employees or any obligations to or in respect of any present or past directors or employees with regard to retirement, redundancy, death, sickness or disability pursuant to which the Company is or may become liable to make any payments.

12.8 No Breaches of Contract: Since the Last Accounting Date no liability has been incurred or payment made by the Company for breach of any contract (whether express or implied) of service, for redundancy or for compensation for loss of office or wrongful dismissal or in respect of retirement, death, sickness or disability. No gratuitous payment has been made or will prior to Completion be made or promised by the Company to or in respect of any director or employee.

12.9 No Liability for Leave Payments: The Company is not and will not at Completion be under any liability to any person in respect of long service leave or accrued annual leave.

12.10 Compliance with Legislation: The Premises and operation of the business of the Company and the terms on which the employees of the Company were recruited and are employed to the extent that they are required to comply and will at Completion comply with the Employment Contracts Act 1991, the Equal Pay Act 1972, the Human Rights Act 1993, the New Zealand Bill of Rights Act 1990, the Wages Protection Act 1983, the Holidays Act 1981, the Health and Safety in Employment Act 1992 and all applicable legislation governing employment and safety of employees.

13.    Statutory Obligations

13.1 Holding of Licences: The Company holds and will on Completion be in possession of all current licences (including import licences and concessions, if any) consents, authorities and permits from or issued by any Governmental Department, municipal or local body or other authority whether in respect of the Premises, plant, machinery, buildings or other assets of the business or otherwise necessary or required to enable it to carry on its business fully and effectively. The Company has not had notice that any such licences, consents, authorities or permits are being or are likely to be withdrawn or in any manner qualified whether by reason of the sale of the Shares or otherwise howsoever.

13.2 No Requisitions: There has not since the Last Accounting Date been and will not on Completion be any unsatisfied requisitions by or dispute with any local body health


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       authority,  government  or ad hoc  authority or other body or official or authority having competent jurisdiction affecting or relating to any of the Premises, plant, machinery, buildings or other assets of the business, or the employment of staff by the Company.

13.3 No Illegal Trade Practices: The Company is not, has not been and will not pending Completion be a party to any agreement, arrangement, understanding or practice which is contrary to the provisions of the Commerce Act 1986, the Fair Trading Act 1986, the Consumer Guarantees Act 1993, or the Privacy Act 1993.

13.4 No Breach of Statute: The Company has not committed any breach which was unremedied at the Last Accounting Date of any statutory provision, order, bylaw or regulation (in every case whether applicable in New Zealand or elsewhere) binding on or applicable to it with regard to the formation and operation of the Company, the carrying on of the business of the Company or any other matter relating to the Company. The Company has not since such date and will not prior to Completion commit any such breach.

13.5 All Documents Stamped: All documents which in any way affect the right, title or interest of the Company in or to any of its property, undertaking or assets or to which the Company is a party and which attract stamp duty have been duly stamped. No liability to pay stamp duty will arise as a result of Completion by virtue of any previous transfer of any property, undertaking or assets to the Company in particular but without limitation under section 13(4) of the Stamp and Cheque Duties Act 1971.

13.6 Compliance with Companies Act: The Company has complied with and will up to Completion comply with all the requirements of the Companies Act 1993 including all requirements for filing of documents with the Registrar of Companies.

13.7 All Registers Complete: The entries in the Register of Members, Register of Directors and Secretaries, Interests Register, Register of Charges and Register of Directors' Shareholdings of the Company are correct and such registers have been properly kept.

14.    Properties and Assets

14.1 Leasehold Premises: The Premises are held, upon lease terms which have been fully disclosed to the Purchaser.

14.2 Title and Compliance: The Company had on the Last Accounting Date and will on Completion have sole title to and possession and control of all the freehold and leasehold properties used or occupied by it free from all leases, tenancies or Charges. Each of the said properties complies and will on Completion comply with the local body code or ordinances affecting the same and with all other statutory, local body and other regulations and requirements.

14.3 All Premises Included: The Premises comprise all the freehold and leasehold land and premises owned, used or occupied by the Company and all the estate interest


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Agreement for Sale and Purchase of Shares


       right and title whatsoever of the Company in, under, over or in respect of any such land or premises.

14.4 Compliance with Statutes: The Company has to the extent to which it is required to complied with all provisions of the Building Act 1991, Resource Management Act 1991 and all other legislation (including regulations, bylaws, ordinances, codes of practice, circulars and guidance notes made thereunder) relating to building, planning or environmental matters and dealing with (but without limitation) waste, contaminated land, discharges to land or ground and surface water or sewers, emissions to air, noise, dangerous, hazardous or toxic substances and materials, nuisance or health and safety. There are no actions, claims or proceedings (whether actual or potential) existing in relation to such matters nor any liability likely to arise in relation to such matters.

14.5 Compliance with Leases: The Company has paid all rent that may be payable and has performed and observed all covenants (whether in relation to freehold or leasehold land) conditions, agreements, statutory requirements, planning or building or resource consent, bylaws, orders and regulations affecting the Premises or any business carried on the Premises. No notice of any breach of any such matter has been received nor is the Vendor aware of any such breach having occurred.

14.6 No Defects: No structural, drainage or other material defects have appeared in respect of or affected the buildings and structures on or comprising the Premises. All such buildings are in good and substantial repair and condition and none has been constructed, maintained, altered or repaired using materials containing any deleterious building material. None of the Premises has been affected by flooding or subsidence.

14.7 No Other Matter: There is no other matter of which the Vendor is or ought to be aware on reasonable enquiry and which adversely affects the value of any of the Premises or casts any doubt on the right or title of the Company to those Premises or its use of those Premises for its business which should be revealed to a Purchaser of the Shares of the Company or other person entering into this Agreement.

14.8 Plant and Machinery: The Company's plant and machinery (including fixed plant and machinery) and all equipment, furniture and vehicles taking into account their age and usage are in good repair and condition (fair wear and tear excepted) and in satisfactory working order and none of it is surplus to the Company's requirements.

14.9 Debts Recoverable: The amount of all debts due or recorded in the Financial Statements or the books of the Company as being due to the Company as at Completion (less the amount of any provision or reserve made in the Financial Statements or the books of the Company in respect of any particular debts) will be good and collectable in full in the ordinary course of business and in any event not later than 6 months after Completion. None of such debts is or will at Completion be subject to any counterclaim or set-off except to the extent of any such provision or reserve.


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14.10  Debtors  Recovery:  Should any of the  debtors  of the  Company as at the
       Completion fail to satisfy its liability to the Company in full within 3 months from the Completion Date and the aggregate amount due to such debtors exceeds $3,000, the Vendor will immediately upon demand by the Purchaser pay to the Purchaser (or the Purchaser may deduct from the Consideration) the amount of such excess amount. Following payment of such amount the Purchaser shall be entitled to an assignment of the benefit of such excess debts.

14.11  Changes Since the Last Accounting Date: Since the Last Accounting Date:

       14.11.1 No Write-Offs or Write-Downs: None of the assets of the Company have been written off or written down nor has there been any agreement for the release of any person under liability to the Company;

       14.11.2 Cash: The Company has neither disbursed nor received any cash except in the ordinary course of its business and amounts received by the Company have been deposited with its bankers and appear in the appropriate books of account;

       14.11.3 Depletion  in  Assets:  There  has been no  depletion  in the net
               assets  of  the  Company  and  they  have  not  been   materially
               diminished by the negligent, wrongful or fraudulent act of any person;

       14.11.4 GAAP: Everything which should according to generally accepted accounting practices (as defined in the Financial Reporting Act
               1993) have been written up or recorded in the Statutory Books and financial records of the Company with respect to the assets of the Company (including the Premises) has been written up and recorded;

       14.11.5 Compliance with Notices: There have been no notices, claims or demands served on the Company in respect of any of its assets (including the Premises) which have not been fully complied with.

15.    Intellectual Property

15.1 All Intellectual Property Included: The Consideration for the Shares is assessed on the basis that all licences and all Intellectual Property or other similar rights relating to the business of or used by the Company, if any, are at present owned solely and beneficially by the Company. All of such rights shall remain the property of the Company to the intent that the Company shall be the sole unencumbered and undisputed owner of all such things as at Completion.

15.2 No Intellectual Property Agreements: The Company has not entered into any agreement or arrangement for the provision of technical information or assistance or granting rights in respect of any patents, trade marks or registered designs or copyright. To the best of the Vendor's knowledge and belief the operations of the Company do not infringe any patent or other intellectual property right of any kind vested in any other party.


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15.3   Disclosure of  Intellectual  Property:  Full details of all  Intellectual
       Property owned or used by the Company have been given to the Purchaser. No person has been authorised to make any use whatsoever of any Intellectual Property owned by the Company. The Company has not disclosed (except in the ordinary course of its business) any of its know-how,
       trade   secrets,    technical   processes,    confidential   information,
       Intellectual Property or lists of customers or suppliers to any other person.

15.4 Use of Names: The Company is entitled to use its trade names in those parts of the world in which it currently conducts its business or its products are sold to its customers. No person has been authorised to make any use whatsoever of any such name. The use of such names by the Company does not infringe the rights of any other person or entitle any other person to a claim against the Company. No such name is being used, claimed, opposed or attacked by any other person.

15.5 Name: The Company has not consented to and will not before Completion consent to the adoption of a similar name by any other company or person.

15.6 Intellectual Property Not Disputed: The Intellectual Property rights of the Company have not been and will not at Completion be challenged or disputed by any third party. The is not aware of any facts or circumstances which might entitle a third party to challenge the Company's ownership or use of the Intellectual Property used in the business.

16.    Commercial Matters

16.1 All Actions Indemnified: There is no cause of action in respect of which the Company is not fully indemnified which could and might be used for the purpose of commencing proceedings either civil or criminal.

16.2 No Legal Proceedings; The Company is not engaged in any Proceedings whatsoever nor are any Proceedings of any kind being taken against it nor is the Vendor aware of any Proceedings against the Company pending or threatened.

16.3 No Breaches of Contract: The Company is not and will not on Completion be in breach of any contract, commitment or arrangement of any nature whatsoever to which it is now or will then be a party and is not and will not on Completion be a party to any contract, commitment or arrangement which may be unenforceable by the Company by reason of the transaction being voidable at the instance of any other party or ultra vires, void or illegal.

16.4 Insurance: Full details of all insurance policies maintained by the Company have been supplied to the Purchaser. All such insurances are now in force and all premiums due have been paid. Pending Completion the Company shall not permit any of its insurances to lapse or do or omit to do anything the doing or omission of which would make any such policy of insurance void or voidable or would or might result in an increase in the rate of premiums. No claims are outstanding and nothing has occurred to give rise to any such claim.


[INIT]
                                                                              33

Agreement for Sale and Purchase of Shares


16.5 No Notice from Lenders to Repay: The Company has not received notice (whether formal or informal) from any lenders of money to the Company requiring repayment or intimating the enforcement by such lenders of any security which they may hold over any assets of the Company. The Vendor is not aware of any circumstances likely to give rise to any such notice being given or which would enable any such notice to be given.

16.6 Effect of Acquisition of Shares: The Vendor has no reason to believe that as a result of the proposed acquisition of the Shares by the Purchaser:

       16.6.1 No Cessation of Supplies: Any supplier of the Company will cease supplying the Company or may substantially reduce its supplies to the Company or alter the terms on which it supplies the Company; or

       16.6.2 No Cessation of Custom: Any customer of the Company will terminate any contract with the Company or cease or materially reduce its business with it; or

       16.6.3 No Notice of Termination of Employment: Any officer or senior employee of the Company will give notice of termination of his or her employment with the Company; or

       16.6.4 No Termination of Contracts: Any of the licences, consents, approvals, agreements or contracts currently granted to or entered into by the Company required in connection with the carrying on of its business in the manner in which it has been carried on at any time during the 2 years prior, to the date hereof will be withdrawn, cancelled or be capable of termination.

16.7 Arm's Length Supplies: All supplies of goods or services to the Company are purchased by the Company direct from manufacturers or suppliers on an arm's length basis and no commissions or similar payments are made to the Vendor or any other intermediaries in respect of such supplies.

16.8 No Outstanding Offers: No offer, tender or the like given or made by the Company and still outstanding is capable of giving rise to a contract merely by any unilateral act of a third party.

16.9 No Liabilities: The Company does nor have and at Completion will not have outstanding debts, liabilities, contracts or engagements, guarantees, undertakings or liabilities (including contingent liabilities) other than liabilities implied by stature or disclosed in the Financial Statements or incurred in the ordinary and proper course of its trading business.

16.10 Continuance of Name: The Company does not and pending Completion will not use on its letterheads, brochures, sales literature, books, Premises or vehicles or otherwise carry on its business under any name other than its corporate name.

16.11 Electronic Storage: The Company has not and will not pending Completion have


[INIT]
                                                                              34

Agreement for Sale and Purchase of Shares


       any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company. There has been no breach of any service or maintenance contract relevant to any such electronic, mechanical or photographic process or equipment whereby any person or body providing services or maintenance thereunder may have the right to terminate such service or maintenance contract.

16.12 Transactions with Associated Persons: The Vendor and his Associated Persons have not entered into and will not prior to Completion enter into any loan, borrowing, agreement or other arrangement with or on behalf of the Company (other than as employee of the Company on terms fully disclosed to the Purchaser) and are not and will not at Completion be interested, whether directly or indirectly, in or have any Charge over any of the assets of the Company.

17.    Corporate Matters

       17.1. Share Capital: There is not now outstanding and will not be outstanding at Completion in respect of the Company any option or agreement under which any person has or may in any circumstances have or acquire the right to subscribe for or purchase any share or loan capital of the Company or to convert

       17.2 Attorneys: The Company has not given any power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf (other than any authority of employees to enter into routine trading contracts in the normal course of their duties) nor will it do so prior to Completion.

       17.3 Officers: Since the Last Accounting Date no appointments or removals of any officers of the Company have been made.

       17.4 Ultra Vires Contracts: To the best of the Vendor's knowledge and belief none of the activities or contracts or rights of the Company is ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant.


[INIT]
                                                                              35

Agreement for Sale and Purchase of Shares


                                   SCHEDULE 2

                                  (clause 7.3)


1. Warranty Limitations: Notwithstanding any other provisions of this Agreement the Vendor shall not be liable in respect of any Proceedings or Costs for breach of any of the Warranties or other breach of this
       Agreement:

1.1 Notice: Unless, promptly after the Purchaser becomes aware or ought to have become aware of any breach, they shall have received from the Purchaser written notice containing full details of the relevant Proceedings including, if practicable, the matter or default which gives rise to the Proceedings, the breach that results and the amount claimed in respect of the Proceedings:

1.2 Other than Taxation: in the case of any of the Warranties other than Warranties in relation to Taxation, within a period of 2 years after Completion; or

1.3 Taxation: in the case of any of the Warranties in relation to Taxation, within a period ending the earlier of the date 7 years after Completion and the date falling six weeks after the date on which any relevant statutory limitation period in the jurisdiction relevant to the Taxation Proceedings shall expire;

       and (unless the relevant Proceedings shall have been withdrawn or satisfied) action in a court of competent jurisdiction in respect of such breach shall have been commenced within 1 year after receipt of such notice;

1.4 Aggregate of Warranties to Exceed Specified Amount: Unless the aggregate amount of the liability of the Vendor breach of Warranties exceeds $5,000;

1.5 Limit for Single Proceedings: Unless, in respect of any single breach of any of the Warranties, the amount of the liability of the Vendor exceeds $1,000;

1.6 Exclusion where Covered by Insurance: If and to the extent that (after taking account of related Costs and any normal excess in such policy) recovery is made by the Purchaser or the Company under any policy of insurance effected by or for the benefit of the Company in respect of any of the subject matters of such Proceedings;

1.7 Exclusion where Recovery under Another Agreement: If and to the extent that those Proceedings or Costs occasioned thereby has been recovered under any other agreement entered into between the parties and vice versa;

1.8 Provisions Made in Account: If and to the extent that proper provision or allowance therefor has been made in the Financial Statements;

1.9 Subsequent Changes: If and to the extent that such Proceedings and any Costs in connection therewith arise or is increased as a result of;


[INIT]
                                                                              36

Agreement for Sale and Purchase of Shares


       1.9.1 Any alteration in rates of Taxation after the date of this Agreement with retrospective effect or the withdrawal after the date of this Agreement of any published extra-statutory concession or the alteration after that date of any published statement of practice of the relevant revenue authority; or


       1.9.2 The passing of, or any change in, any legislation after the date of this Agreement; or

       1.9.3 Any change in accounting policy or practice of the Company after Completion including any changes in methods or practices in relation to stock valuation:

       1.9.4 Any voluntary act or omission or transaction of the Purchaser or the Company after Completion otherwise than in the ordinary course of the Company's business as carried on at the date of this Agreement including (without limitation):

       1.9.5  The payment of any unusual or abnormal dividend by the Company;

       1.9.6 A change of the date up to which the Company makes up its Statutory Books:

       1.9.7  The cessation of any business carried on by the Company:

1.10 Liability Disclosed: If and to the extent the facts, matters or circumstances giving rise to the breach are referred to in the Disclosure Letter or any document disclosed with the Disclosure Letter or in any document disclosed to the Purchaser or any officer of or professional adviser to the Purchaser in relation to this Agreement and such facts, matters or circumstances are accepted by the Purchaser in writing as not being subject to the Warranties;

1.11 Utilisation of Taxation Relief: In the case of a Proceedings arising in connection with a payment of Taxation, if and to the extent that such payment could have been avoided by the utilisation of trading losses or other relief from Taxation (other than trading losses, or other relief arising after the Last Accounting Date) available to the Company;

1.12 Over Provision in Financial Statements: If and to the extent that there is any over provision in respect of any matter included in the Financial Statements;

1.13 Pursuant to Agreement: If and to the extent that such matter giving rise to the Proceedings properly falls to be done in implementing the terms of this Agreement;

2. Limitations Separate and Independent: For the avoidance of doubt each of the above paragraphs of this Schedule shall be construed as being separate and independent and none of them shall be construed as limiting the effect of any other.

3.     Recovery from Third Party: If the Vendor pays an amount pursuant to a


[INIT]
                                                                              37

Agreement for Sale and Purchase of Shares


       Proceedings in respect of breach of any of the Warranties and the Company or the Purchaser has a right of reimbursement against any person other than the Company in respect of or relating to those Proceedings, the Company or the Purchaser shall (subject to the Company or the Purchaser, as the case may be, being indemnified to its reasonable satisfaction by the Vendor against all reasonable Costs) take all reasonable steps or proceedings to enforce such right. If the Purchaser subsequently recovers such reimbursement from such third party, the Purchaser shall forthwith repay to the Vendor as the case requires such part of the amount paid by either of them by way of damages for breach of that Warranty as equals the amount which is so recovered by the Purchaser in respect of the facts, matters or circumstances giving rise to the breach of that Warranty (after taking account of the Costs of recovery and (if appropriate) any Taxation arising solely as a result of the recovery).

4. Conduct of Proceedings by the Vendor; The Purchaser shall give and shall procure that the Company shall give, to the Vendor full facilities to investigate any Proceedings and the extent of possible liability under the Warranties and at the request of the Vendor shall (subject to the Purchaser being indemnified as to any reasonable Costs which may be incurred thereby) allow them at their own expense to participate in, or have the conduct of (as they may elect), all proceedings of whatsoever nature against the relevant third party arising out of or in connection with such Proceedings or dispute, in the name of the Company or the Purchaser as it may consider necessary in order to mitigate any Proceedings or Costs arising under this Agreement. Neither the Purchaser nor the Company shall accept or pay or compromise any such liability or Proceedings as is referred to above without the Vendor either consenting to such action or having a reasonable opportunity to resist the same.

5. No Double Liability: No liability shall attach to the Vendor for any loss resulting from any breach of the Warranties or otherwise under this Agreement to the extent that the same loss has been recovered by the Company or the Purchaser under any indemnity under this Agreement. No liability shall attach to the Vendor under any indemnity to the extent that the same loss has been recovered by a claim under a Warranty.

6. Insurances: If, in respect of any claim, against the Vendor which may arise in respect of this Agreement, the Purchaser or the Company is entitled to claim under any policy of insurance, then the Vendor shall not be liable in respect of such claim until a claim has been made under such policy. Any claims against the Vendor shall be reduced by any amount actually recovered under any such policy.


[INIT]
                                                                              38

Agreement for Sale and Purchase of Shares


                                   SCHEDULE 3


Item 1.        Consents (clauses 9.1.3 - 9.1.6)

          Nil

Item 2.        Guarantees (clause 4.2)

          Nil


[INIT]
                                                                              39

Agreement for Sale and Purchase of Shares



                                    ANNEXURES



1.     Financial Statements (clause 1.1)









[INIT]
                                                                              40

                              MICROCHANNEL LIMITED

                              FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1998


                                    CONTENTS



       Accountants Disclaimer

       Statement of Financial Position

       Statement of Financial Performance

       Statement of Movements of Equity

       Notes to the Financial Statements







      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

                              MICROCHANNEL LIMITED

                             ACCOUNTANTS DISCLAIMER
                       FOR THE YEAR ENDED 31ST MARCH 1998




We have compiled the attached Financial Statements. A compilation is limited to the collection, classification and summarisation of financial information supplied by the client. A compilation does not involve the verification of that information. We have not carried out an audit or a review assignment on the Financial Statements and therefore neither we nor any of our employees accept any responsibility for the accuracy of the information from which the Financial Statements have been prepared.


Further, the Financial Statements have been prepared at the request of and for the purpose of the client only and neither we nor any of our employees accept any responsibility on any ground whatever, including liability in negligence, to any other person.



                                        /s/ Brown Woolley Graham

5th May, 1998

Auckland                                Brown Woolley Graham
                                        Chartered Accountants


      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

                              MICROCHANNEL LIMITED

                         STATEMENT OF FINANCIAL POSITION
                              AS AT 31ST MARCH 1998

                                                                              This Year             Last Year
                                                                              ---------             ---------
Current Assets
Trade Debtors                                               119610                                     250382
Stock                                                       240897                                      77295
Taxation Refund Due                                             23                                        548
Esquire Systems Limited                                       --                                        27000
                                                            ------                                     ------
                                                                                 360530                355125

Deduct current Liabilities
Bank Accounts                                                 3495                                [ILLEGIBLE]
Trade Creditors                                             154429                                     236114
Fat Choi Corporation Limited - [ILLEGIBLE]                   12000 [ILLEGIBLE]                           --
Hobson Finance Limited - [ILLEGIBLE]                         30000 [ILLEGIBLE]                           --
Esquire Systems Limited - [ILLEGIBLE]                        29950 (paid out @                           --
                                                                   a Rate of
                                                                   $2000 per
                                                                   month)
Goods and Services Tax                                        3445                                      13270
                                                            ------                                     ------
                                                                                 233323                253560
                                                                                 ------                ------
Working Capital                                                                  127207                101565

Add
Fixed Assets
Fixed Assets at Cost                         88588                                                      49924
Less Accumulated Depreciation                33906                                                      18906
                                            ------                                                     ------
                                                             54602                                      31018
Intangible
Preliminary Expenses                                           850                                        850
                                                            ------                                     ------
                                                                                  55452                 31868
                                                                                 ------                ------
                                                                                 182659                133433

Deduct
Term Liabilities
Hire Purchase Creditors                      14417                                                      24593
Less Precharged Interest                      1266                                                       3599
                                            ------                                                     ------
                                                             13151                                      20994
Shareholders Advances                                        65758                                     106235
                                                            ------                                     ------
                                                                                  78909                127229
                                                                                 ------                ------
Net Assets                                                                       103750                  6204
                                                                                 ======                ======



The information above has not been audited or reviewed and is to be read in conjunction with the Accountant Disclaimer and Notes to the Financial Statements



      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

                              MICROCHANNEL LIMITED

                   STATEMENT OF FINANCIAL POSITION (CONTINUED)
                              AS AT 31ST MARCH 1999


                                                      This Year        Last Year

Represented By

Shareholders Equity

Share Capital
150000 Ordinary Shares                                 160000             1000

Revenue Reserves
Retained Earnings                                      (56250)            5204
                                                       ------           ------

Total Sharesholders Equity                             103750             6204
                                                       ======           ======


The financial statements have not been audited.

     ...............Director                 ...............Director
     ...................Date                 ...................Date






The information above has not been audited or reviewed and is to be read in conjunction with the Accountant Disclaimer and Notes to the Financial Statements



      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

                              MICROCHANNEL LIMITED

                       STATEMENT OF FINANCIAL PERFORMANCE
                       FOR THE YEAR ENDED 31ST MARCH 1998


                                                                      This Year    Last Year
                                                                      ---------    ---------
Income
Sales                                                                   1000245      703470

Deduct Cost of Sales
Opening Stock                                                77295                    34982
Purchases                                                   556622                   307800
                                                           -------                  -------
                                                            633917                   342752
Deduct Closing Stock                                        240897                    77295
                                                           -------                  -------
                                                            393020                   265487
                                                           -------                  -------
Cost of Sale:                                                            393020      265487
                                                                        -------     -------
Gross Profit                                                             607226      437983
Deduct Expenses                                                                          --
Directors Salaries                                           24000
Wages                                                       342336                   221779
ACC Levies                                      3164                                     --
Advertising                                   102606                                  69236
Accountancy                                     8533                                   2270
Bank Fees                                       1479                                   1454
Cafeteria Expenses                              1069                                   1095
Cleaning                                        1109                                     --
Conference and Courses                          3249                                   2266
Relocation Expenses                             2111                                     --
Equipment Hire                                  6273                                   7729
Exchange Loss                                   5801                                  (1263)
Freight and Cartage                             5490                                   6711
General Expenses                                 756                                   1584
Entertainnment                                   683                                     22
Insurance                                        254                                   (137)
Interest                                        2702                                   1812
Internet and Compuserve Charges                 2384                                   1818
Licences and Subscriptions                      1000                                    207
Light and Power                                 1317                                     --
Motor Vehicle Expenses                          1992                                   (546)
Postage                                         2900                                   1815
Printing and Stationery                        10758                                   9051
Rate                                             819                                     --
Rent                                           27300                                  18000
Repairs and Maintenance                         3480                                   2947
Staff Recruitment Expenses                       580                                     --
Staff Training Expenses                         5365                                   5090
Telephone and Tolls                            33026                                  15938
Travel                                         21566                                  13303
Travel - Overseas                              26541                                  12144
                                             -------                                -------
                                                            284364                   180040
Depreciation as per Schedule                                 11980                    12859
                                                           -------                  -------
Total Expenses                                                           668680      415278
                                                                        -------     -------

Net Deficit                                                               61454      (22705)
                                                                        =======     =======



The information above has not been audited or reviewed and is to be read in conjunction with the Accountant Disclaimer and Notes to the Financial Statements



      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

                              MICROCHANNEL LIMITED

                        STATEMENT OF MOVEMENTS IN EQUITY
                       FOR THE YEAR ENDED 31ST MARCH 1998

                                                                This Year        Last Year
                                                                ---------        ---------
Equity at Beginning of Year                                          6204           (16501)

Net Surplus/(Deficit) for Year                      (61454)                          22705
                                               -----------                     -----------

Total Recognised Revenues and Expenses for
the period                                                     [ILLEGIBLE]      [ILLEGIBLE]

Increase in Share Capital                                          159000               --
                                                              -----------      -----------

Equity at End of Year                                              103750             6204
                                                              ===========      ===========



The information above has not been audited or reviewed and is to be read in conjunction with the Accountant Disclaimer and Notes to the Financial Statements



      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

                              MICROCHANNEL LIMITED

         FIXED ASSETS & DEPRECIATION FOR THE YEAR ENDED 31ST MARCH 1998


------------------------------------------------------------------------------------------------------------------------------------
Description        Date of       Cost:         Accum.     Bk value:     Rate:  Method:     No       97/98        Accum.   Book Value
                 Purchase:                      Depn:                                    Mth:       Depn:         Depn:     31/3/98
------------------------------------------------------------------------------------------------------------------------------------
OFFICE EQUIPMENT
P/C                 Jul-95    2,774.00       1,793.00        981.00     40.0%       DV     12      392.00      2,185.00       589.00
Laser Printer       Jul-95    2,795.00       1,553.00      1,242.00     33.0%       DV     12      410.00      1,963.00       832.00
Mail Software       Jul-95      550.00         356.00        198.00     40.0%       DV     12       78.00        434.00       116.00
Network Card        Jul-95      372.00         240.00        132.00     40.0%       DV     12       53.00        293.00        79.00
Ram Card            Aug-95      466.00         301.00        165.00     40.0%       DV     12       66.00        367.00        99.00
P/C                 Aug-95    3,050.00       1,508.00      1,142.00     40.0%       DV     12      457.00      2,365.00       685.00
Mobile Phone        Nov-95      229.00         174.00         55.00     50.0%       DV     12       28.00        202.00        27.00
Alarm System        Sep-95      730.00         220.00        510.00     18.0%       DV     12       92.00        312.00       418.00
PC                  Jun-95    4,314.00       2,515.00      1,735.00     40.0%       DV     12      716.00      3,237.00     1,077.00
Backup-Tape         Dec-95      245.00         133.00        112.00     40.0%       DV     12       45.00        178.00        67.00
Canon Fax           Jul-95    3,795.00       1,654.00      2,141.00     33.0%       DV     12      707.00      2,351.00     1,424.00
Ram Card            Aug-95      675.00         338.00        337.00     40.0%       DV     12      135.00        473.00       202.00
PCanywhere          Mar-96      232.00         116.00        116.00     40.0%       DV     12       46.00        162.00        70.00
CPU                 Mar-96      376.00         180.00        196.00     40.0%       DV     12       78.00        258.00       118.00
Network Hub         Aug-96    1,256.00         402.00        854.00     40.0%       DV     12      342.00        744.00       512.00
NEC Telephone
     System         Sep-96   22,228.00       4,027.00     18,191.00     26.0%       DV     12    4,730.00      8,777.00    13,483.00
Modem               Oct-96      275.00          66.00        209.00     40.0%       DV     12       84.00        150.00       125.00
M/Soft Exchange
     Software       Oct-96      126.00          63.00         63.00    100.0%       DV     12       63.00        126.00           --
Clipart             Nov-96      140.00          58.00         82.00    100.0%       DV     12       82.00        140.00           --
4Mg Memory Computer Dec-96      180.00          60.00        120.00    100.0%       DV     12      120.00        180.00           --
Network Card        Jan-97      160.00          40.00        120.00    100.0%       DV     12      120.00        160.00           --
Network Card        Feb-97      165.00          28.00        137.00    100.0%       DV     12      137.00        165.00           --
Notebook 486        Apr-97     1000.00                      1000.00     40.0%       DV     12      400.00        400.00       600.00
PCMCIA Card         Apr-97      800.00                       800.00     40.0%       DV     12      320.00        320.00       480.00
Monitors x 2        Apr-97      400.00                       400.00     40.0%       DV     12      160.00        160.00       240.00
Hp deskjet printer  Apr-97      200.00                       200.00     40.0%       DV     12       80.00         80.00       120.00
Modem               Apr-97      200.00                       200.00     40.0%       DV     12       80.00         80.00       120.00
Klipbind Binding
     Machine        Apr-97      600.00                       600.00     26.4%       DV     12      158.00        158.00       442.00
2.1 GB
     HardDisk SCSI  Apr-97      550.00                       550.00     48.0%       DV     12      264.00        246.00       286.00
16 MB Ram x2        May-97      300.00                       300.00     48.0%       DV     11      132.00        132.00       168.00
IBM Thinkpad 380D   May-97    3,618.00                     3,618.00     48.0%       DV     11    1,592.00      1,592.00     2,026.00
Modem 56K           May-97      299.00                       299.00     48.0%       DV     11      132.00        132.00       167.00
HP Tape Backup      Jun-97    1,137.00                     1,137.00     48.0%       DV     10      455.00        455.00       682.00
IOMEGA 21p Drive    Jun-97      385.00                       385.00     48.0%       DV     10      114.00        114.00       171.00
ARCserve NT
     Single Server  Aug-97      679.00                       679.00     48.0%       DV      8      217.00        217.00       462.00
IBM Thinkpad 365    Aug-97    2,626.00                     2,626.00     48.0%       DV      8      840.00        840.00     1,786.00
Pentium 166 MMX     Aug-97    2,058.00                     2,058.00     48.0%       DV      8      659.00        659.00     1,399.00
                            --------------------------------------------------------------------------------------------------------
                             59,895.00      16,349.00     43,646.00                             14,586.00     30,835.00    29,060.00

FURNITURE & FITTINGS
Steel Racks         Dec-95      564.00         108.00        456.00      9.5%       DV     12       43.00        151.00       413.00
Book Shelf          May-95       62.00          62.00            --    100.0%       DV     12          --         62.00           --
Filing Cabinet      Aug-95      179.00         119.00         60.00    100.0%       DV     12       60.00        179.00           --
Curtains            Oct-96      626.00          83.00        343.00     22.0%       DV     12      119.00        202.00       424.00
Boardroom Table     Mar-97      465.00           6.00        459.00     12.0%       DV     12       55.00         61.00       404.00
[ILLEGIBLE]         Mar-97      178.00          15.00        163.00    100.0%       DV     12      163.00        178.00           --
Mobile Phone        Mar-97      181.00          13.00        148.00    100.0%       DV     12      148.00        161.00           --
Drawers x 3         Apr-97      450.00                       450.00     15.0%       DV     12       68.00         68.00       382.00
Black Cabinet x 3   Apr-97      350.00                       350.00     15.0%       DV     12       38.00         38.00       212.00
Desks x 2           Apr-97      700.00                       700.00     15.0%       DV     12      105.00        105.00       395.00
Grey Chairs x 5     Apr-97      350.00                       350.00     15.0%       DV     12       53.00         53.00       297.00
Chairs x 25         Apr-97    1,250.00                     1,250.00     15.0%       DV     12      188.00        188.00     1,062.00
Tall Chairs x 7     Apr-97      490.00                       490.00     15.0%       DV     12       74.00         74.00       416.00
Desks x 5           Apr-97      750.00                       750.00     15.0%       DV     12      113.00        113.00       637.00
Partition           Apr-97      600.00                       600.00     18.0%       DV     12      108.00        108.00       492.00
Blank Filing
     Cabinet x 2    Apr-97      200.00                       200.00     18.0%       DV     12       36.00         36.00       164.00
Blind               Sep-97      373.00                       373.00     18.0%       DV      7       39.00         39.00       394.00
Desks               Sep-97    2,710.00                     2,710.00     18.0%       DV      7      285.00        285.00     2,425.00
Stackable Chairs    Sep-97      100.00                       100.00    100.0%       DV      7      100.00        100.00           --
Boardroom Desk      Oct-97      976.00                       976.00     18.0%       DV      6       88.00         88.00       888.00
Reception Desk      Oct-97     1000.00                      1000.00     18.0%       DV      6       90.00         90.00       910.00
Leasehold
     Improvement    Oct-97   16,259.00                    16,259.00      9.5%       DV      6      772.00        772.00    15,487.00
                            --------------------------------------------------------------------------------------------------------
                             28,893.00         406.00     28,287.00                              2,745.00      3,151.0     25,543.00
                            --------------------------------------------------------------------------------------------------------
TOTAL FIXED ASSETS           88,588.00      16,655.00     71,933.00                             17,331.00     33,986.00    54,602.00
                            ========================================================================================================
------------------------------------------------------------------------------------------------------------------------------------


[INIT]

                              MICROCHANNEL LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1998



NOTE 1: STATEMENT OF ACCOUNTING POLICIES

       Reporting Entity

       The company is registered under the Companies Act 1993. The financial statements have been prepared in accordance with the Financial Reporting Act 1993.

       Measurement Base

       The financial statements have been prepared on the basis of historical cost with the exception of certain item for which specific accounting policies are identified.

       Specific Accounting Policies

       The following specific accounting policies which materially affect the measurement of profit and the financial position have been applied:

       1)     Debtors

              Debtors are valued at anticipated rea1isable value. Bad debts are written off during the period in which they are identified.

       ii)    Stock

              Finished goods are stated at the lower of cost and net realisable value. Costs have been assigned to stock quantities on hand at balance date using the weighted average (first in first out) basis.

       iii)   Fixed Assets

              Fixed assets are recorded at cost less accumulated depreciation.

              Depreciation of fixed assets, is calculated at rates as allowed by the Inland Revenue Department.

              Gains and losses on disposal of fixed assets are taken into account in determining the operatinq result for the year.



      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

                              MICROCHANNEL LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1998


       iv)    Leased Assets

              Assets acquired under finance leases are included as fixed assets in the Statement of Financial Position.

              Other leases under which all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Operating lease payments are charged to expense over the periods of expected benefit.

       v)     Foreign Currencies

              Foreign currency transaction, are converted at the exchange rate at the date of the transaction. Foreign currency receivable and payable at balance date are translated at exchange rates current at balance. Exchange gains and losses are brought to account in determining the gain or loss for the year.

       vi)    Income Tax

              Income tax is accounted for using the taxes payable method after taking full advantage of all deductions and concessions. No provision has been made for deferred taxation. There is no provision for taxation due to losses incurred.

       vii)   Goods and Services Tax (GST)

              The financial statements have been prepared so that all components are stated exclusive of GST.

       viii)  Preliminary Expenses

              Preliminary Expenses are not amortised.

       Changes in Accounting Policies

              There have been no significant changes in accounting policies. All policies applied have been on a basis consistent with those used in previous years.

NOTE 2: NATURE OF BUSINESS

       The principal activity is that of computer software reselling.




      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

                              MICROCHANNEL LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1999



NOTE 3: DIFFERENTIAL REPORTING

       The company is a qualifying entity within the Institute of Chartered Accountants of New Zealand's Differential Reporting framework.

       The company qualifies under the size criteria and is not publicly accountable.

       The comapny has taken advantage of all differential reporting exemptions available to it.

NOTE 4: MOVEMENTS IN RETAINED EARNINGS AND RESERVES

       i)     Retained Earnings

              Balance at beginning of period                     5204
              Add
              Net Surplus/(Deficit) for period                 (61454)
              Deduct
              Dividends paid and provided                          --
                                                               ------
              Balance at end of period                         (56250)
                                                               ======

NOTE 5: LEASE COMMITMENTS

       Lease commitments from non-cancellable operating leases at balance date are:

       Current                                                  37940
       Non Current                                             164700
                                                               ------
                                                               202640
                                                               ======

NOTE 6: RELATED PARTY INFORMATION

       Related Party Transactions

       The company has conducted the following types of transactions with related parties as follows:

                                  Relationships

       Name of Related Party                         Description of Transactions

       Esquire Systems Ltd. - Controlling Shareholder - Rent & Advances Fat Choi Corportion Ltd - Common Sharebholder - Advances





      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

                              MICROCHANNEL LIMITED

                        NOTES TO THE FINANCIAL STATEMENTS
                       FOR THE YEAR ENDED 31ST MARCH 1999



NOTE 7: INVENTORY

       Some inventory on hand at balance date may be subject to Romalpa clauses.

NOTE 8: RESTRICTIONS ON TITLE OF ASSETS

       Hire purchases are secured by the assets being financed.

NOTE 9: CAPITAL EXPENDITURE COMMITMENTS

       There are no liabilities in respect of capital expenditure at balance date other than those provided for in the accounts.

NOTE 10: CONTINGENT LIABILITIES

       There are no contingent liabilities at balance date other than normal lease commitments.




      BROWN WOOLLEY GRAHAM - CHARTERED ACCOUNTANTS - AUCKLAND - NEW ZEALAND


[INIT]

Agreement for Sale and Purchase of Shares


       2.     Form of Escrow Agreement (clause 1.1)







[INIT]
                                                                             41

       "Profit" means the net income, after tax, of MicroChannel.

       "MicroChannel" shall mean MicroChannel Limited.

1.2 Words importing the singular number shall include the plural and vice versa.

1.3 References to persons shall be deemed to include the references to individuals, companies, corporations, firms, partnerships, joint ventures, associations, organizations, trusts, states or agencies of state, government departments and local authorities in each case whether or not having separate legal personality.

1.4 Expressions defined in the main body of this Agreement bear their defined meaning in the whole of this Agreement including the recitals.

1.5    Words importing one gender shall include the other genders.

Consideration

2.1 In consideration of the sum of ONE DOLLAR ($1.00) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties, the Security Holder covenants and agrees with the Issuer and with the Trustee, and the Issuer and the Trustee covenant and agree each with the other and with the Security Holder as set out below.

Securities deposited with Trustee

3.1 The Security Holder hereby agrees to place and deposit in escrow with the Trustee the Escrowed Shares which are to be issued to the Security Holder for the goodwill value of the Shares of MicroChannel in part consideration  for  the  Property  pursuant  to the  terms  of  the  Sale
       Agreement.

3.2 The Security Holder agrees to deposit in escrow any further certificates representing shares in the Issuer which the Security Holder may receive as a stock dividend on shares hereby escrowed, and to deliver to the Trustee immediately on receipt thereof the certificates for any such further shares and any replacement certificates which may at any time be issued for any Escrowed Shares.

3.3 The Parties hereby agree that, subject to the provisions of clause 5, the Escrowed Shares and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement shares or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the written consent of the Exchange given to the Trustee or except as may be required by reason of the death or bankruptcy of a Security Holder, in which case the Trustee shall hold the said certificates subject to this Agreement, for whatever person or



[INIT]
       company shall be legally entitled to become the registered owner thereof,

3.4 The Security Holder directs the Trustee to retain the Escrowed Shares and the certificates (including any replacement shares or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof without the written consent of the Exchange.

3.5 Any Security Holder prior to applying to the Exchange for a consent for a transfer within escrow shall, before applying, give notice in writing of his intention to the Issuer and the Trustee.

3.6 If a dividend is declared while the Escrowed Shares or any of them continue to be held in escrow under this Agreement, then the dividend shall be paid to the Trustee, who shall hold the dividend in escrow on the same terms as the Escrowed Shares, such dividend to be subject to release or return to the Issuer in the same manner as the Escrowed Shares to which the dividend is attributed.

4      Trustee Accepts Obligations

4.1 The Trustee accepts the obligations placed on it under this Agreement and hereby agrees to perform the obligations in accordance with the terms of this Agreement and any written consents, orders or directions of the Exchange.

4.2 The Security Holder and the Issuer hereby agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Trustee s compliance in good faith with the terms of this Agreement.

4.3 If the Trustee should wish to resign, it shall give at least 3 months' notice to the Issuer which may, with the written consent of the Exchange, by writing appoint another Trustee in its place and such appointment shall be binding on the Security Holder, and the new Trustee shall assume and be bound by the obligations of the Trustee hereunder.

5      Release of Escrowed Shares

5.1 The Trustee upon receipt of written notice of MicroChannel's Profit for the financial years ending March 31,1999, March 31, 2000 and March 31, 2001 shall in the said years release to the Security Holder such number of Escrowed Shares which shall be equal in value to MicroChannel Profit as notified to the Trustee in each year.

5.2 The Trustee in calculating the number of Escrowed Shares to be released pursuant to clause 5.1 above shall use;



[INIT]

       5.2.1 The average of the WestpacTrust Foreign Exchange buy and sell rates on March 31 of each applicable year as the exchange rate for conversion of the New Zealand dollar denominated MicroChannel's Profit after Lax sum to Canadian dollars,

       5.2.2 The BIL Share price shall be the price on the Exchange at the close of business on March 31, 1999 expressed in Canadian Dollars,

5.3    The  Issuer  shall  ensure  that  the  Trustee  shall   receive   written
       notification of MicroChannel's Profit no later than September 30, of each year.

5.4 A release from escrow of all or part of the Escrowed Shares shall release from this Agreement only those Escrowed Shares so released. For greater certainty, this clause does not apply to shares transferred within escrow.

5.5 Any Escrowed Shares remaining in escrow on September 30, 2001 shall be cancelled by the Issuer.

Right to Cancel Shares

6.1 If the MicroChannel Profit for any of the periods ended March 31, 1999, March 31, 2000 or March 31, 2001 are less them the amounts projected for such period, as provided for by the Sale Agreement, then the Issuer shall have the right, as at March 31, 1999 or on any 6 month anniversary thereof; to cancel any of the Escrowed Shares then remaining in escrow.

Issuer Wound Up

7.1. If the Issuer is wound up and any Escrowed Shares remain in escrow under this Agreement at the time when a distribution of assets to holders of shares is made by the liquidator, the Security Holder shall assign his right to receive that part of the distribution which is attributable to the escrowed shares to the Trustee, for the benefit of and in trust for the persons and companies who are then holders of free shares in the Issuer in proportion to their holdings in the Issuer except that this section shall not apply to those of the Escrowed Shares which are or would be entitled to be released pursuant to clause 5 but have not yet been so released.

Voting Rights

8.1 All voting rights attached to the Shares shall at all times be exercised by the Security Holder or respective registered holders thereof.



[INIT]

                                ESCROW AGREEMENT


DATED the 10th day of June, 1998.


BETWEEN:      BROCKER INVESTMENTS LTD at Alberta, Canada
              ("the Issuer")


AND:          MONTREAL TRUST COMPANY OF CANADA at Alberta, Canada
              ("The Trustee")


AND:          GARY McNABB, of Auckland, New Zealand
              ("the Security Holder")


INTRODUCTION

1. The Security Holder and the Issuer have entered into an agreement dated the 10th day of June, 1998 whereby the Security Holder has agreed to sell his shareholdings in MicroChannel Limited to the Issuer, the consideration for the Property being in the allotment of shares in the Issuer to the Security Holder.

2. One of the terms of the Sale Agreement is that the Escrowed Shares issued in consideration for the Property are to be deposited with the Trustee pursuant to the terms of this Agreement.

3. The Trustee has agreed to undertake and perform its duties according to the terms and conditions under this Agreement.

THE PARTIES AGREE as follows:

1.     Interpretation,

       1.1    in this Agreement unless the context otherwise requires:

              "The Sale Agreement" means the agreement between the Security Holder and the Issuer dated the 10th day of June, 1998.

              "The Property" means the Security Holders shares in MicroChannel Limited.

              The BIL Shares" mean the shares allotted, by the Issuer to the Security Holder as part consideration for the purchase of the Property.

              "Escrowed   Shares"  means  those  of  the  BIL  Shares   escrowed
              hereunder.

              "The Exchange" means the principle stock exchange on which the Common Shares of the Issuer may be listed at such time.

[INIT]

9.     Issuer's Obligation

       9.1 The Issuer [ILLEGIBLE] Agreement [ILLEGIBLE] its [ILLEGIBLE] as Trustee [ILLEGIBLE]

10.    Security Holder's [ILLEGIBLE]

       10.1 The covenant [ILLEGIBLE] are made with [ILLEGIBLE] holders from [ILLEGIBLE] enforced not [ILLEGIBLE]

11.    Miscellaneous

       11.1 This Agreement [ILLEGIBLE] the aprts as [ILLEGIBLE] agreement, and [ILLEGIBLE] construed as if [ILLEGIBLE] this Agreement.

       11.2   This   Agreement   [ILLEGIBLE]   parties   to   this   [ILLEGIBLE]
              administrators, [ILLEGIBLE]

       11.3 The proper law for [ILLEGIBLE] Zealand and any [ILLEGIBLE] shall be brought in [ILLEGIBLE] hereto, in writing, [ILLEGIBLE]

IN WITNESS WHEREOF [ILLEGIBLE]caused their respective [ILLEGIBLE]

MicroChannel
--------------------------------------------------------------------------------
                                                            MicroChannel Limited
                                                              Private Bag 91 642
                                                                  Symonds Street
                                                                        Auckland
                                                                     New Zealand
                                                             Ph: (64-9) 302 9432
                                                            Fax: (64-9) 302 9442


10th June 1998


Hal Linstrom
Brocker Investments
P0 Box 99222
Newmarket


Dear Hal,

Re:    Letter of Disclosure - Share Options to Related Parties

You are aware of the open option to Chris Kirkness and Amy Ho for 20% each of the MicroChannel shares (now Brocker Investments stock), after payment to myself for their net asset value.

This entitlement will be transferred into individual names from my entitlement of the stocks to be Issued from the results of trading for the year ended 31st March 1999.

From the joint entitlement of McNabb, Ho and Kirkness, a total of 6% will be issued to Mark Matheson (4%) and Craig Larmer (2%) as an incentive on achieving the agreed tax paid net profit of $184,568.00.

The resultant position of Brocker Investments stock on achievement of the budget will be as follows:

       Gary McNabb       56.4%
       Amy Ho            18.8%
       Chris  Kirkness   18.8%
       Craig Larmer       2.0%
       Mark Matheson      4.0%

I trust that this now finalizes all matters and that you will have received all required information and that the transaction is now completed.

Sincerely,


/s/ GARY MCNABB

Gary McNabb


Attached please find copy of letters to:

       1. Amy Ho
       2. Chris Kirkness
       3. Mark Matheson
       4. Craig Larmer


[INIT]

MicroChannel
--------------------------------------------------------------------------------
                                                            MicroChannel Limited
                                                              Private Bag 91 642
                                                                  Symonds Street
                                                                        Auckland
                                                                     New Zealand
                                                             Ph: (64-9) 302 9432
                                                            Fax: (64-9) 302 9442


10th June 1998


Amy Ho
138 Mokoia Raad
Birkenhead
Auckland


Share/Bonus Option

Dear Amy,

I would like to formalize the discussion we had in regards to the Bonus/Share option for this financial year April 1996 -- March 1999.

On achieving our agreed after tax net profit budget of $184,568.00 you will be issued equity by the way of shares. This share payment is calculated on our net profit result and is made up in the follow manner.

You will be issued Brocker Investments shares to the value of 20% of the companies Net Profit x 4.

i.e. $184,506.00 Net x 20% = $36,913.60 x 4 = $147,654.40 paid in shares

The value of these shares will be issued to you in April 1999 and can be earned out when MicroChannel NZ has achieved $184,566.00 net profit x 4 in the proceeding financial years(s). The above share option is governed by the conditions of the escrow agreement. Copy of the sale and purchase agreement and escrow contract are attached.

The above shares offered are from myself as the Vendor of MicroChannel, this is a private transaction between yourself and Gary McNabb. There is no obligation from Brocker Investments or MicroChannel in this matter. This does not form part of your income from the company.

I hope you find this satisfactory.


Sincerely,

/s/ GARY MCNABB

Gary McNabb


[INIT]

MicroChannel
--------------------------------------------------------------------------------
                                                            MicroChannel Limited
                                                              Private Bag 91 642
                                                                  Symonds Street
                                                                        Auckland
                                                                     New Zealand
                                                             Ph: (64-9) 302 9432
                                                            Fax: (64-9) 302 9442


10th June 1998


Chris Kirkness
11 Walters Road
Mt Eden
Auckland



Share/Bonus Option

Dear Chris,

I would like to formalize the discussion we had in regards to the Bonus/Share option for this financial year April 1996 -- March 1999.

On achieving our agreed after tax net profit budget of $184,568.00 you will be issued equity by the way of shares. This share payment is calculated on our net profit result and is made up in the follow manner.

You will be issued Brocker Investments shares to the value of 20% of the companies Net Profit x 4.

i.e. $184,506.00 Net x 20% = $36,913.60 x 4 = $147,654.40 paid in shares

The value of these shares will be issued to you in April 1999 and can be earned out when MicroChannel NZ has achieved $184,566.00 net profit x 4 in the proceeding financial years(s). The above share option is governed by the conditions of the escrow agreement. Copy of the sale and purchase agreement and escrow contract are attached.

The above shares offered are from myself as the Vendor of MicroChannel, this is a private transaction between yourself and Gary McNabb. There is no obligation from Brocker Investments or MicroChannel in this matter. This does not form part of your income from the company.

I hope you find this satisfactory.


Sincerely,

/s/ GARY MCNABB

Gary McNabb


[INIT]

MicroChannel
--------------------------------------------------------------------------------
                                                            MicroChannel Limited
                                                              Private Bag 91 642
                                                                  Symonds Street
                                                                        Auckland
                                                                     New Zealand
                                                             Ph: (64-9) 302 9432
                                                            Fax: (64-9) 302 9442


10th June 1998


Mark Matheson
120 Lynbrooke Ave.
Blockhouse Bay
Auckland



Share/Bonus Option

Dear Mark,

I would like to formalize the discussion we had in regards to the Bonus/Share option for this financial year April 1996 -- March 1999.

On achieving our agreed after tax net profit budget of $184,568.00 you will be issued equity by the way of shares. This share payment is calculated on our net profit result and is made up in the follow manner.

You will be issued Brocker Investments shares to the value of 4% of the companies Net Profit x 4.

i.e. $184,506.00 Net x 4% = $7,382.70 x 4 = $29,530.80 paid in shares

The value of these shares will be issued to you in April 1999 and can be earned out when MicroChannel NZ has achieved $184,566.00 net profit x 4 in the proceeding financial years(s). The above share option is governed by the conditions of the escrow agreement. Copy of the sale and purchase agreement and escrow contract are attached.

The above shares offered are from myself as the Vendor of MicroChannel, this is a private transaction between yourself and Gary McNabb. There is no obligation from Brocker Investments or MicroChannel in this matter. This does not form part of your income from the company.

I hope you find this satisfactory.


Sincerely,

/s/ GARY MCNABB

Gary McNabb


[INIT]

MicroChannel
--------------------------------------------------------------------------------
                                                            MicroChannel Limited
                                                              Private Bag 91 642
                                                                  Symonds Street
                                                                        Auckland
                                                                     New Zealand
                                                             Ph: (64-9) 302 9432
                                                            Fax: (64-9) 302 9442


10th June 1998


Craig Larmer
441 Wairer Road
Henderson
Auckland



Share/Bonus Option

Dear Craig,

I would like to formalize the discussion we had in regards to the Bonus/Share option for this financial year April 1996 -- March 1999.

On achieving our agreed after tax net profit budget of $184,568.00 you will be issued equity by the way of shares. This share payment is calculated on our net profit result and is made up in the follow manner.

You will be issued Brocker Investments shares to the value of 2% of the companies Net Profit x 4.

i.e. $184,506.00 Net x 2% = $3,691.40 x 4 = $14,765.60 paid in shares

The value of these shares will be issued to you in April 1999 and can be earned out when MicroChannel NZ has achieved $184,566.00 net profit x 4 in the proceeding financial years(s). The above share option is governed by the conditions of the escrow agreement. Copy of the sale and purchase agreement and escrow contract are attached.

The above shares offered are from myself as the Vendor of MicroChannel, this is a private transaction between yourself and Gary McNabb. There is no obligation from Brocker Investments or MicroChannel in this matter. This does not form part of your income from the company.

I hope you find this satisfactory.


Sincerely,

/s/ GARY MCNABB

Gary McNabb


[INIT]

                               Heads of Agreement


Date: Friday, 13 February 1996

Parties

1.     Brocker   Investments   (NZ)  Limited  (BINZ)  a  subsidiary  of  Brocker
       Investments Limited a company listed on the Alberta stock Exchange (BIK)

2.     The shareholders of MicroChannel Limited (Vendor)

Introduction:

A.     BKI wishes to acquire all of the shares of MicroChannel Limited.

B.     The Vendor wishes to sell these shares.

C.     This Agreement sets out the understanding reached between the parties.

Terms:

1 BKNZ will purchase the business of the Vendor (Business) as a going concern.

2 The purchase price, inclusive of GST (if any), shall comprise the value of goodwill less the value of the net tangible assets.

3 The net tangible assets shall be valued at 31/3/98. An audit/due diligence review shall be conducted by KPMG, to confirm the net asset values. Unless otherwise agreed all value calculations shall be made in accordance with GAAP as determined by KPMG.

4      The goodwill shall be valued as follows

       4.1 A formula of 4 times shall be applied to the audited net profit after tax of the Business after deducting any cost of funds provided by BKNZ calculated at commercial rates, and management fees charged in accordance with clause 5 (if applicable).

       4.2 The calculation is to be based on the audited annual accounts for the Business as at 31 March, 1999.

       4.3 A profit and loss budget for the Business shall be produced by and agreed with BKNZ for the financial years ending 31 March 1999, which the formula will apply to calculate the goodwill value







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








5 Following settlement management fees will be charged to the Business by BKNZ at commercial rates and apply only to work which would otherwise be undertaken by outside contractors, or be undertaken in house. It is not a prerequisite that BKNZ be used for the supply of any services to the Business. Any activity undertaken in this regard will be quoted upon, and charged monthly as a standard debtor transaction.

6      Settlement will be by way of

       6.1 The issuance of BKI shares subject to the earn out provisions in clause 8.

7 All BKI shares referred to in clause 6.1 shall be issued by BKI once the Net tangible asset and Goodwill values have been calculated and held in escrow by BKI subject to the following provisions.

       7.1 Shares issued in the first tranche, to the value of the Net tangible asset value as at 31/3/98, will be subject to a 12 month escrow period, ending 31/3/99.

       7.2 Shares which are issued in the second trance, to the value of the goodwill less the value of the net tangible asset value as at 31/3/98, shall be released subject to the earn out provisions in clause 8 on 30 June 1999, 2000, and 2001.

       7.3 The strike price for the shares issued will be set at the close of business on the 31/3/98 and 31/3/99 for the respective 1st and second trenches of BKI shares. The exchange rate for conversion to NZ currency will be the average between the Westpac buy and sell rates at the time of the transaction.

       7.4 Any dividends declared in respect of Escrow Shares shall be held in trust by BKI, until the appropriate release date.

8      The following  earn out provisons will apply to the release of the Escrow
       Shares:

       8.1 The Shares issued in the second tranche will be earned out through future profits generated by the Business over the 3 financial years which ending 31/3/99, 31/3/2000 and 31/3/2001.

       8.2 The earn out provisions are governed by the rules of the Alberta Stock Exchange and the Toronto Stock Exchange.

       8.3 If profits equal to the Balance are not achieved by the Business by 31 March 2001, the unearned portion of the Balance shall not be payable, the value of the goodwill shall be adjusted and a portion of the unissued Escrow Shares equal in value to the unearned portion of the Balance shall be cancelled.

       8.4 To protect the future earnings for BINZ, if the Business does not realise it's projected profitability relative to budget over a period of three years from 31 March 1998 by first achieving projected profitability by 31 March 1999 and second by sustaining profitable operation for years ending 31 March 1999, 2000 and 2001 then BKNZ shall have the right, as at 31 March 1999 and on the 6 monthly anniversaries thereafter, to terminate the escrow arrangement and cancel any unissued Escrow Shares. If this right is exercised the consideration already paid by BINZI at that date will be deemed to be full settlement of the acquisition price and no further consideration shall be payable.

9 Should BINZ determine that the Vendors assets are no longer required within the Brocker Investments Group, then first right to purchase the Business, at fair market value, shall be granted to the Vendor.

10 Mr Chris Kirkness and selected staff who currently work within the Business shall be offered employment contracts with BINZ on favourable terms but not exceeding his current compensation of $65000 Per Annum and 10% of Net profit before tax as a bonus.

11 Chris Kirkness will hold the position of General Manager and will report to Mike Ridgway, CEO of BINZ.

12 Each party will pay their legal costs in preparation of the sale and purchase agreement. The Vendor warrants to the best of its knowledge that the information provided to BINZ in relation to the Business is fair and accurate.

13 The parties agree to proceed to formal sale and purchase agreement, once the acquisition terms and conditions have been has been established and agreed.

14 If one party withdraws from the negotiations prior to completion, and professional service fees have been incurred, these costs will be born by the party withdrawing.

15 BINZ will be Indemnified by the shareholders of the Vendor from any liability of the Vendor or the Business whether contingent or not relating to or arising out of any act, omission, obligation, or circumstance undertaken by or imposed the Business prior to the Settlement Date which has not been disclosed to the Purchaser prior to the date of the signing of this Agreement

16 BINZ will be consulted on all matters of material interest, which affect the Business, prior to acquisition. This includes expenditure on all items of capital expenditure and general expenses above $5000

17 All parties will keep this Agreement and all information disclosed during negotiations confidential. BKI shall be entitled to make a press announcement in Canada, once this Agreement is signed, stipulating that BKI has entered into a heads of Agreements with the Vendor. There will be no general disclosure in New Zealand, until the formal Agreement for Sale and Purchase is signed.

18 Gary McNabb is to remain as a Director and as a cheque signatory of MicroChannel Limited for the term of the acquisition.

19 This heads of agreement is subject to the approval by 20th February 1998 or such later date as agreed between the parties of:

       19.1   The Alberta Stock Exchange and Toronto Stock Exchange

       19.2   Board approval by BKI.

       19.3   Any other regulatory authority in New Zealand end Canada.

       19.4   The Directors of the Vendor.

       19.5   The major product suppliers to the Business is C.A.

20 All amounts referred to in this Agreement are in NZ$, unless otherwise specified



Signed by the parties:



/s/ [ILLEGIBLE]          (officer)
----------------------------------
Michael Brian Ridgway for and on behalf of Brocker Investments (N.Z.) Limited



/s/ GARY MCNABB
----------------------------------
Gary McNabb for and on behalf of the Shareholders and Directors of the Vendor